                                                                     Exhibit 4.5

                                                                  EXECUTION COPY

                         RECEIVABLES FUNDING AGREEMENT

                         Dated as of August 28, 2001,

                                 by and among

                      IMPERIAL SUGAR SECURITIZATION, LLC

                                 as Borrower,

                         IMPERIAL DISTRIBUTING, INC.,

                                 as Servicer,

        THE FINANCIAL INSTITUTIONS SIGNATORY HERETO FROM TIME TO TIME,

                                  as Lenders

                                      and

                     GENERAL ELECTRIC CAPITAL CORPORATION,

                    as a Lender and as Administrative Agent

                               TABLE OF CONTENTS
                               -----------------

                                                                                                            Page
                                                                                                            ----
ARTICLE I. DEFINITIONS AND INTERPRETATION...................................................................   1
     Section 1.01.  Definitions.............................................................................   1
     Section 1.02.  Rules of Construction...................................................................   2

ARTICLE II. AMOUNTS AND TERMS OF ADVANCES...................................................................   2
     Section 2.01.  Advances................................................................................   2
     Section 2.02.  Optional Changes in Maximum Facility Amount.............................................   2
     Section 2.03.  Notices Relating to Increases and Reductions in the Outstanding Principal Amount........   3
     Section 2.04.  Making of Advances......................................................................   6
     Section 2.05.  Commitment Termination Date.............................................................   7
     Section 2.06.  Interest................................................................................   7
     Section 2.07.  Fees....................................................................................   8
     Section 2.08.  Time and Method of Payments.............................................................   9
     Section 2.09.  Capital Requirements; Additional Costs..................................................  10
     Section 2.10.  Breakage Costs..........................................................................  11
     Section 2.11.  Funding Excess..........................................................................  11

ARTICLE III. CONDITIONS PRECEDENT...........................................................................  12
     Section 3.01.  Conditions to Effectiveness of Agreement................................................  12
     Section 3.02.  Conditions Precedent to All Advances....................................................  13

ARTICLE IV. REPRESENTATIONS AND WARRANTIES..................................................................  15
     Section 4.01.  Representations and Warranties of the Borrower..........................................  15

ARTICLE V. GENERAL COVENANTS OF THE BORROWER................................................................  22
     Section 5.01.  Affirmative Covenants of the Borrower...................................................  22
     Section 5.02.  Reporting Requirements of the Borrower..................................................  23
     Section 5.03.  Negative Covenants of the Borrower......................................................  24

ARTICLE VI. COLLECTIONS AND DISBURSEMENTS...................................................................  26
     Section 6.01.  Establishment of Accounts...............................................................  26

ARTICLE VII. SERVICER PROVISIONS............................................................................  29
     Section 7.01.  Appointment of the Servicer.............................................................  29
     Section 7.02.  Duties and Responsibilities of the Servicer.............................................  29
     Section 7.03.  Collections on Receivables..............................................................  29
     Section 7.04.  Authorization of the Servicer...........................................................  30
     Section 7.05.  Servicing Fees..........................................................................  30
     Section 7.06.  Representations and Warranties of the Servicer..........................................  30
     Section 7.07.  Covenants of the Servicer...............................................................  33
     Section 7.08.  Reporting Requirements of the Servicer..................................................  34

ARTICLE VIII. GRANT OF SECURITY INTERESTS..................................................................  34
     Section 8.01.  Borrower's Grant of Security Interest..................................................  34
     Section 8.02.  Borrower's Certification...............................................................  35
     Section 8.03.  Delivery of Collateral.................................................................  36
     Section 8.04.  Borrower Remains Liable................................................................  36
     Section 8.05.  Covenants of the Borrower and the Servicer Regarding the Borrower Collateral...........  36

ARTICLE IX. TERMINATION EVENTS.............................................................................  39
     Section 9.01.  Termination Events.....................................................................  39
     Section 9.02.  Events of Servicer Termination.........................................................  43

ARTICLE X. REMEDIES........................................................................................  45
     Section 10.01.  Actions Upon Termination Event........................................................  45
     Section 10.02.  Exercise of Remedies..................................................................  47
     Section 10.03.  Power of Attorney.....................................................................  47
     Section 10.04.  Continuing Security Interest..........................................................  47

ARTICLE XI. SUCCESSOR SERVICER PROVISIONS..................................................................  47
     Section 11.01.  Servicer Not to Resign................................................................  48
     Section 11.02.  Appointment of the Successor Servicer.................................................  48
     Section 11.03.  Duties of the Servicer................................................................  48
     Section 11.04.  Effect of Termination or Resignation..................................................  49

ARTICLE XII. INDEMNIFICATION...............................................................................  49
     Section 12.01.  Indemnities by the Borrower...........................................................  49
     Section 12.02.  Indemnities by the Servicer...........................................................  50
     Section 12.03.  Limitation of Damages; Indemnified Persons............................................  51

ARTICLE XIII. ADMINISTRATIVE AGENT.........................................................................  51
     Section 13.01.  Authorization and Action..............................................................  51
     Section 13.02.  Reliance..............................................................................  52
     Section 13.03.  GE Capital and Affiliates.............................................................  52
     Section 13.04.  Lender Credit Decision................................................................  52
     Section 13.05.  Indemnification.......................................................................  53
     Section 13.06.  Successor Administrative Agent........................................................  53
     Section 13.07.  Setoff and Sharing of Payments........................................................  54

ARTICLE XIV. MISCELLANEOUS.................................................................................  54
     Section 14.01.  Notices...............................................................................  55
     Section 14.02.  Binding Effect; Assignability.........................................................  55
     Section 14.03.  Termination; Survival of Borrower Obligations Upon Commitment Termination Date........  57
     Section 14.04.  Costs, Expenses and Taxes.............................................................  58
     Section 14.05.  Confidentiality.......................................................................  59
     Section 14.06.  Complete Agreement; Modification of Agreement.........................................  60

     Section 14.07.  Amendments and Waivers...........................................................   60
     Section 14.08.  No Waiver; Remedies..............................................................   62
     Section 14.09.  GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF JURY TRIAL.....................   62
     Section 14.10.  Counterparts.....................................................................   64
     Section 14.11.  Severability.....................................................................   64
     Section 14.12.  Section Titles...................................................................   64
     Section 14.13.  Limited Recourse.................................................................   64
     Section 14.14.  Further Assurances...............................................................   64

EXHIBITS
Exhibit 2.01(b)     Form of Revolving Note
Exhibit 2.02(a)     Form of Commitment Reduction Notice
Exhibit 2.02(b)     Form of Commitment Termination Notice
Exhibit 2.03(a)     Form of Borrowing Request
Exhibit 2.06(c)     Notice of Continuation/Conversion
Exhibit 2.03(h)     Form of Repayment Notice
Exhibit 5.02(a)     Form of Borrowing Base Certificate
Exhibit 10.03       Form of Power of Attorney
Exhibit 14.02(b)    Form of Assignment Agreement
Exhibit A           Credit and Collection Policy

Schedule 4.01(b) Jurisdiction of organization/organizational number Executive Offices; Collateral Locations; Corporate or Other Names;
Schedule 4.01(d)    Litigation
Schedule  4.01(i)   Tax Matters/Borrower
Schedule  4.01(q)   Deposit and Disbursement Accounts/Borrower
Schedule  5.01(b)   Trade Names/Borrower
Schedule 5.03(b)    Existing Liens
Schedule  7.06(c)   Servicer Litigation
Schedule 7.06(e)    Servicer Taxes
Schedule 7.07(b)    Servicer Trade Names

Annex 5.02(a)       Reporting Requirements of the Borrower (including Form of
                    Monthly Report)
Annex W             Administrative Agent's Account/Lenders' Accounts
Annex X             Definitions
Annex Y             Schedule of Documents
Annex Z             Special Concentration Percentages

          THIS RECEIVABLES FUNDING AGREEMENT (as amended, supplemented or otherwise modified and in effect from time to time, the "Agreement") is entered
                                                         ---------
into as of August 28, 2001 by and among IMPERIAL SUGAR SECURITIZATION, LLC, a Delaware limited liability company (the "Borrower"), IMPERIAL DISTRIBUTING,
                                         --------
INC., a Delaware corporation, in its capacity as servicer hereunder (in such capacity, the "Servicer"), the financial institutions signatory hereto from time
               --------
to time as lenders (the "Lenders"), and GENERAL ELECTRIC CAPITAL CORPORATION, a
                         -------
Delaware corporation, as a Lender and as administrative agent for the Lenders hereunder (in such capacity, the "Administrative Agent").
                                  --------------------

                                   RECITALS
                                   --------

          A. The Borrower is a special purpose limited liability company the sole member of which is Imperial - Savannah LP, a Delaware limited partnership (the "Member"), the general partner of which is Savannah Molasses & Specialties
      ------
Company, a Delaware corporation which is an indirect wholly-owned subsidiary of Imperial Sugar Company, a Texas corporation (the "Parent").
                                                  ------

          B. The Borrower has been formed for the purpose of purchasing, or otherwise acquiring by capital contribution, Receivables of the Originators party to the Sale Agreement.

          C. The Borrower intends to fund its purchases of the Receivables, in part, by borrowing Advances hereunder and pledging all of its right, title and interest in and to the Receivables as security therefor, and, subject to the terms and conditions hereof, the Lenders intend to make such Advances, from time to time, as described herein.

          D. The Administrative Agent has been requested and is willing to act as administrative agent on behalf of each of the Lenders in connection with the making and financing of such Advances.

          E. In order to effectuate the purposes of this Agreement, each of the Lenders desires to appoint Imperial Distributing, Inc. to service, administer and collect the Receivables securing the Advances pursuant to this Agreement and Imperial Distributing, Inc. is willing to act in such capacity as Servicer hereunder on the terms and conditions set forth herein.

                                   AGREEMENT
                                   ---------

          NOW, THEREFORE, in consideration of the premises and the mutual covenants hereinafter contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

                                  ARTICLE I.

                        DEFINITIONS AND INTERPRETATION

          Section 1.01.    Definitions.  Capitalized terms used herein and not
                           -----------
otherwise defined shall have the meanings ascribed to them in Annex X.
                                                              -------

          Section 1.02.    Rules of Construction.  For purposes of this
                           ---------------------
Agreement, the rules of construction set forth in Annex X shall govern.  All
                                                  -------
Appendices hereto, or expressly identified to this Agreement, are incorporated herein by reference and, taken together with this Agreement, shall constitute but a single agreement.

                                  ARTICLE II.

                         AMOUNTS AND TERMS OF ADVANCES

          Section 2.01.    Advances.
                           --------

          (a) From and after the Effective Date and until the Commitment Termination Date and subject to the terms and conditions hereof, each Lender severally agrees to make its Pro Rata Share of advances (each such advance hereunder, an "Advance") to the Borrower from time to time; provided, however,
               -------                                      --------  -------
that no Advances shall be made from and after the commencement of a case or proceeding described in Section 9.01(c) until such case or proceeding shall have
                        ---------------
been dismissed, bonded or discharged prior to the end of the 60-day period described in such Section 9.01(c). The Pro Rata Share of the Outstanding
                  ---------------
Principal Amount of any Lender shall not at any time exceed its separate Commitment. Under no circumstances shall a Lender make any Advances if, after giving effect thereto, a Funding Excess would exist. The aggregate amount of Advances outstanding shall not exceed at any time the Borrowing Base, as determined by the most recent Borrowing Base Certificate delivered by the Borrower hereunder. Borrower may from time to time borrow, repay and reborrow Advances hereunder on the terms and conditions set forth herein.

          (b) Borrower shall execute and deliver to each Lender a note to evidence the Advances which may be made hereunder from time to time by such Lender. The note shall be in the principal amount of the Commitment of the applicable Lender, dated the Closing Date and substantially in the form of
Exhibit 2.01(b) (each, a "Revolving Note").  Each Revolving Note shall represent
---------------           --------------
the obligation of Borrower to pay the amount of each Lender's Commitment or, if less, the Lender's Pro Rata Share of the aggregate unpaid principal amount of all outstanding Advances made to Borrower together with interest thereon as prescribed in Section 2.06. The Outstanding Principal Amount of Advances and
              ------------
all other accrued and unpaid Borrower Obligations shall be immediately due and payable in full in immediately available funds on the Commitment Termination Date.

          Section 2.02.    Optional Changes in Maximum Facility Amount.
                           -------------------------------------------

          (a) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, the Borrower may, not more than twice during each calendar year, reduce the Commitment permanently; provided, that (i)
                                                              --------
the Borrower shall give ten Business Days' prior written notice of any such reduction to the Administrative Agent substantially in the form of Exhibit
                                                                   -------
2.02(a) (each such notice, a "Commitment Reduction Notice"), (ii) any partial
-------                       ---------------------------
reduction of the Commitment shall be in a minimum amount of $5,000,000 or an integral multiple thereof, and (iii) no such partial reduction shall reduce the Commitment below the greater of (x) Outstanding Principal Amount at such time and (y)

$50,000,000. Any such reduction in the Commitment shall result in a reduction in each Lender's Commitment in an amount equal to such Lenders Pro Rata Share of the amount by which the aggregate Commitment is being reduced.

          (b) The Borrower may, at any time, on at least 30 days' prior written notice, by the Borrower to the Administrative Agent irrevocably terminate the Commitment; provided, that (i) such notice of termination shall be substantially
            --------
in the form of Exhibit 2.02(b) (the "Commitment Termination Notice") and (ii)
               ---------------       -----------------------------
the Borrower shall reduce the Outstanding Principal Amount to zero and make all payments required by Section 2.03(h) at the time and in the manner specified
                     ---------------
therein. Upon such termination, the Borrower's right to request that any Lender make Advances hereunder shall simultaneously terminate and the Commitment Termination Date shall automatically occur.

          (c) Each written notice required to be delivered pursuant to Sections
                                                                       --------
2.02(a) and (b) shall be irrevocable and shall be effective (i) on the day of
-------     ---
receipt if received by the Administrative Agent and the Lenders not later than 4:00 p.m. (New York time) on any Business Day and (ii) on the immediately succeeding Business Day if received by the Administrative Agent and the Lenders after such time on such Business Day or if any such notice is received on a day other than a Business Day (regardless of the time of day such notice is received). Each such notice of termination or reduction shall specify, respectively, the amount of, or the amount of the proposed reduction in, the Commitment.

          Section 2.03.    Notices Relating to Increases and Reductions in the
                           ---------------------------------------------------
Outstanding Principal Amount.
----------------------------

          (a) Each Advance shall be made upon notice by the Borrower to the Administrative Agent in the manner provided herein. Any such notice must be given in writing so that it is received no later than (1) 11:00 a.m. (New York time) on the Business Day of the proposed Advance Date set forth therein in the case of an Index Rate Advance or (2) 11:00 a.m. (New York time) on the date which is three (3) Business Days prior to the proposed Advance Date set forth therein in the case of a LIBOR Rate Advance. Each such notice (a "Borrowing
                                                                   ---------
Request") shall (i) be substantially in the form of Exhibit 2.03(a), (ii) be
-------                                             ---------------
irrevocable and (iii) specify the amount of the requested increase in Outstanding Principal Amount (which shall be in a minimum amount of $250,000) and the proposed Advance Date (which shall be a Business Day), and shall include such other information as may be required by the Lenders and the Administrative Agent. If the Borrower desires LIBOR Rate Advances it must comply with Section
                                                                        -------
2.06(c).
-------

          (b) Advances; Payments.
              ------------------

              (i) Except as otherwise provided in Section 2.03(b)(ii) below,
                                                  -------------------
     (A) the Administrative Agent shall notify Lenders, promptly after receipt of a Borrowing Request and in any event prior to 12:00 noon (New York time) on the date such Borrowing Request is received, by telecopy, telephone or other similar form of transmission and (B) each Lender shall make the amount of such Lender's Pro Rata Share of each Advance available to the Administrative Agent in same day funds by wire transfer to the

     Administrative Agent's account as set forth in Annex W not later than 2:00
                                                    -------
     p.m. (New York time) on the requested Advance Date, in the case of an Index Rate Advance and not later than 12:00 noon (New York time) on the requested Advance Date in the case of a LIBOR Rate Advance. After receipt of such wire transfers (or, in the Administrative Agent's sole discretion, before receipt of such wire transfers), subject to the terms hereof, the Administrative Agent shall make available to the Borrower the proceeds of the requested Advance. All payments by each Lender shall be made without setoff, counterclaim or deduction of any kind.

               (ii) On each Interest Payment Date, the Administrative Agent will advise each Lender by telephone or telecopy of the amount of such Lender's Pro Rata Share of principal, interest and Fees paid for the benefit of Lenders with respect to each applicable Advance. Provided that such Lender has made all payments required to be made by it and purchased all participations required to be purchased by it under this Agreement and the other Related Documents as of such Interest Payment Date, the Administrative Agent will pay to each Lender such Lender's Pro Rata Share of principal, interest and Fees paid by the Borrower since the previous Interest Payment Date for the benefit of that Lender on the portion of the Outstanding Principal Amount held by it. Such payments shall be made by wire transfer to such Lender's account (as specified by such Lender in Annex W or the applicable Assignment Agreement) not later than 2:00 p.m.
     -------
     (New York time on each Interest Payment Date).

          (c)  Availability of Lender's Pro Rata Share.  The Administrative
               ---------------------------------------
Agent may assume that each Lender will make its Pro Rata Share of each Advance available to the Administrative Agent on each Advance Date. If the Administrative Agent has made available to the Borrower such Lender's Pro Rata Share of an Advance but such Pro Rata Share is not, in fact, paid to the Administrative Agent by such Lender when due, the Administrative Agent will be entitled to recover such amount on demand from such Lender without set-off, counterclaim or deduction of any kind. If any Lender fails to pay the amount of its Pro Rata Share forthwith upon the Administrative Agent's demand, the Administrative Agent shall promptly notify the Borrower and the Borrower shall immediately repay such amount to the Administrative Agent; any such prepayment shall be without any prepayment or penalty, including any payment of Breakage Costs described in Section 2.10. Nothing in this Section 2.03(c) or elsewhere
                   ------------                   ---------------
in this Agreement or the other Related Documents shall be deemed to require the Administrative Agent to advance funds on behalf of any Lender or to relieve any Lender from its obligation to fulfill its Commitments hereunder or to prejudice any rights that the Borrower may have against any Lender as a result of any default by such Lender hereunder. To the extent that the Administrative Agent advances funds to the Borrower on behalf of any Lender and is not reimbursed therefor on the same Business Day as such Advance is made, the Administrative Agent shall be entitled to retain for its account all interest accrued on such Advance from the date of such Advance to the date such Advance is reimbursed by the applicable Lender.

          (d)  Return of Payments.  (i)  If the Administrative Agent pays an
               ------------------
amount to a Lender under this Agreement in the belief or expectation that a related payment has been or will be received by the Administrative Agent from the Borrower and such related payment is not received by the Administrative Agent, then the Administrative Agent will be entitled to recover such amount from such Lender on demand without set-off, counterclaim or deduction of any kind.

               (ii) If the Administrative Agent determines at any time that any amount received by the Administrative Agent under this Agreement must be returned to the Borrower or paid to any other Person pursuant to any insolvency law or otherwise, then, notwithstanding any other term or condition of this Agreement or any other Related Document, the Administrative Agent will not be required to distribute any portion thereof to any Lender. In addition, each Lender will repay to the Administrative Agent on demand any portion of such amount that the Administrative Agent has distributed to such Lender, together with interest at such rate, if any, as the Administrative Agent is required to pay to the Borrower or such other Person, without set-off, counterclaim or deduction of any kind.

          (e)  Non-Funding Lenders.  The failure of any Lender (such Lender, a
               -------------------
"Non-Funding Lender") to make any Advance to be made by it on the date specified
-------------------
therefor shall not relieve any other Lender (each such other Lender, an "Other
                                                                         -----
Lender") of its obligations to make such Advance, but neither any Other Lender
------
nor the Administrative Agent shall be responsible for the failure of any Non-Funding Lender to make a Advance to be made by such Non-Funding Lender. Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Related Document or constitute a "Lender" (or be included in the calculation of "Requisite Lenders" hereunder) for any voting or consent rights under or with respect to any Related Document.

          (f)  Dissemination of Information.  The Administrative Agent will use
               ----------------------------
reasonable efforts to provide Lenders with (i) copies of all notices and other documents provided to the Administrative Agent pursuant to Section 5.02, (ii)
                                                           ------------
any notice of an Incipient Termination Event or Termination Event received by the Administrative Agent from, or delivered by the Administrative Agent to, the Borrower, (iii) notice of any Termination Event of which the Administrative Agent has actually become aware and (iv) notice of any action taken by the Administrative Agent following any Termination Event; provided, however, that
                                                      --------  -------
the Administrative Agent shall not be liable to any Lender for any failure to do so, except to the extent that such failure is attributable solely to the Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          (g)  Actions in Concert. Anything in this Agreement to the contrary
               ------------------
notwithstanding, each Lender hereby agrees with each other Lender that no Lender shall take any action to protect or enforce its rights arising out of this Agreement or the Revolving Notes (including exercising any rights of set-off) without first obtaining the prior written consent of the Administrative Agent or Requisite Lenders, it being the intent of Lenders that any such action to protect or enforce rights under this Agreement and the Revolving Notes shall be taken in concert and at the direction or with the consent of the Administrative Agent.

          (h)  Principal Repayments.  Pursuant to a request by the Member, the
               --------------------
Borrower may at any time reduce the Outstanding Principal Amount; provided, that
                                                                  --------
(i) the Borrower shall give one Business Day's prior written notice of any such reduction to the

Administrative Agent substantially in the form of Exhibit 2.03(h) (each such
                                                  ---------------
notice, a "Repayment Notice"), (ii) each such notice shall be irrevocable, (iii)
           ----------------
each such notice shall specify the amount of the requested reduction in the Outstanding Principal Amount and the proposed date of such reduction (which shall be a Business Day) and (iv) any such reduction must be accompanied by payment of (A) all interest accrued and unpaid on the Outstanding Principal Amount being reduced through but excluding the date of such reduction and (B) any amounts required to be paid in accordance with Section 2.10, if any. Any
                                                   ------------
such notice of reduction must be received by the Administrative Agent no later than 4:00 p.m. (New York time) on the Business Day immediately preceding the date of the proposed reduction in the Outstanding Principal Amount; provided,
                                                                    --------
further, that the foregoing requirements shall not apply to reductions of the
-------
Outstanding Principal Amount as a result of the application of amounts on deposit in the Collection Account pursuant to Section 2.06(d).
                                              ---------------

          Section 2.04.    Making of Advances.
                           ------------------

          (a) Increases in Outstanding Principal Amount.

              (i)  Funding of Borrower Account.  Following receipt of any
                   ---------------------------
     Borrowing Request, and subject to Section 2.03(c) and satisfaction of the
                                       ---------------
     conditions set forth in Section 3.02, the Administrative Agent shall make
                             ------------
     available to or on behalf of the Borrower on the Advance Date specified therein the lesser of (x) the requested increase in the Outstanding Principal Amount specified in such Borrowing Request and (y) the Funding Availability, by depositing such amount in same day funds into the Borrower Account.

              (ii) Recordation of Advances. The Borrower shall indicate in its
                   -----------------------
     Records that interests in the Transferred Receivables have been pledged hereunder and that the Administrative Agent has a lien on and security interest in all such Transferred Receivables for the benefit of the Lenders. The Borrower and the Servicer shall hold all Contracts and other documents and incidents relating to such Transferred Receivables in trust for the benefit of the Administrative Agent on behalf of the Lenders in accordance with their interests hereunder. The Borrower and the Servicer hereby acknowledge that their retention and possession of such Contracts and documents shall at all times be at the sole discretion of the Administrative Agent and in a custodial capacity for the Administrative Agent's (on behalf of the Lenders) benefit only.

          (b) Repurchases of Transferred Receivables.  If an Originator is
              --------------------------------------
required to repurchase Transferred Receivables from the Borrower pursuant to
Section 4.04 of the Sale Agreement, upon payment from such Originator of the
------------
applicable repurchase price thereof (which repurchase price shall not be less than an amount equal to the Billed Amount of such Transferred Receivable minus
                                                                         -----
the sum of (A) Collections received in respect thereof and (B) the amount of any Dilution Factors taken into account in the calculation of the Sale Price therefor), the Administrative Agent and the Lenders shall release their liens on and security interests in the Transferred Receivables being so repurchased.

          Section 2.05.    Commitment Termination Date.  Notwithstanding
                           ---------------------------
anything to the contrary set forth herein, no Lender shall have any obligation to make any Advances from and after the Commitment Termination Date.

          Section 2.06.    Interest.
                           --------

          (a) The Borrower shall pay interest to the Administrative Agent, for the ratable benefit of Lenders in accordance with the various Advances being made by each Lender, in arrears on each applicable Interest Payment Date, (i) for each LIBOR Rate Advance, at the applicable LIBOR Rate for the relevant LIBOR Period then ending, and (ii) for all of the Index Rate Advances outstanding from time to time, at the applicable Index Rate as in effect from time to time during the immediately preceding calendar month, based on the aggregate outstanding amount of Index Rate Advances outstanding from time to time during such month. Interest for each LIBOR Rate Advance shall be calculated based upon actual days elapsed during the related LIBOR Period for a 360 day year based upon actual days elapsed since the last Interest Payment Date and interest for each Index Rate Advance shall be calculated for a 365 day year.

          (b) So long as any Termination Event shall have occurred and be continuing, the interest rates applicable to each Advance hereunder shall be increased by two percentage points (2.0%) per annum (such increased rate, the "Default Rate"), and all outstanding Advances shall bear interest at the applicable Default Rate from the date of such Termination Event until such Termination Event is waived.

          (c) So long as no Incipient Termination Event or Termination Event shall have occurred and be continuing, and subject to the additional conditions precedent set forth in Section 3.02, the Borrower shall have the option to (i)
                       ------------
request that any Advances be made as Index Rate Advances or as LIBOR Rate Advances, (ii) convert at any time all or any part of the outstanding Advances from Index Rate Advances to LIBOR Rate Advances, (iii) convert any LIBOR Rate Advance to an Index Rate Advance, subject to payment of Breakage Rate costs in accordance with Section 2.10 if such conversion is made prior to the expiration
                ------------
of the LIBOR Period applicable thereto, or (iv) continue all or any portion of any part of a LIBOR Rate Advance upon the expiration of the applicable LIBOR Period and the succeeding LIBOR Period of that continued LIBOR Rate Advance shall commence on the last day of the LIBOR Period of the LIBOR Rate Advance to be continued. Any Advances to be made or continued as, or converted into, a LIBOR Rate Advance must be in a minimum amount of $1,000,000 and integral multiples of $500,000 in excess of such amount. Any such election must be made by 11:00 a.m. (New York time) on (A) the third (3rd) Business Day prior to (1) the date of any proposed LIBOR Rate Advance (2) the end of each LIBOR Period with respect to any LIBOR Rate Advances to be continued as such, or (3) the date on which Borrower wishes to convert any Index Rate Advance to a LIBOR Rate Advance for a LIBOR Period designated by Borrower in such election, or (B) the Business Day of any proposed Advance which is to bear interest at the Index Rate. If no election is received with respect to a LIBOR Rate Advance by 11:00 a.m. (New York time) on the third (3rd) Business Day prior to the end of the LIBOR Period with respect thereto (or if an Incipient Termination Event or a Termination Event shall have occurred and be continuing or the additional conditions precedent set forth in Section 3.02 shall not have been satisfied),
                                  ------------
that LIBOR Rate Advance shall be converted to an Index Rate Advance at the end of its LIBOR Period. Borrower must make such election by notice to the Administrative Agent in writing, by telecopy or overnight courier. In the case of any conversion or continuation, such election must be made pursuant to a written notice (a "Notice of Conversion/Continuation") in the form of Exhibit
                   ---------------------------------                  -------
2.06(c).
-------

          (d) On each Business Day, the Administrative Agent shall apply amounts on deposit in the Collection Account on such day to amounts then due and payable in the following order: (1) to Fees and Administrative Agent's expenses reimbursable hereunder; (2) to interest on the Advances; (3) to principal payments on the Advances which are Index Rate Loans; (4) to principal payments on Advances which are LIBOR Rate Advances; (5) to all other obligations of the Borrower hereunder, including, without limitation, the expenses of Lenders to the extent reimbursable under Section 14.04, and (6) deposit in the Borrower
                              -------------
Account remaining funds after payment of the amounts described in clauses (1) through (5) above. The Borrower hereby irrevocably waives the right to direct the application of any and all payments received from or on behalf of the Borrower, and the Borrower hereby irrevocably agrees that any and all such payments shall be applied by the Administrative Agent in accordance with this
Section 2.06(d).  The Administrative Agent will, at least as frequently as
---------------
monthly, and otherwise upon the Borrower's written request, give an accounting as to any applications of funds made pursuant to this Section 2.06(d).
                                                      ---------------

          (e) The Administrative Agent is authorized to, and at its sole election may, charge to the Outstanding Principal Amount on behalf of the Borrower and cause to be paid all Fees, expenses, charges, costs, interest and principal, other than principal of the Advances, owing by the Borrower under this Agreement or any of the other Related Documents if and to the extent the Borrower fails to pay any such amounts as and when due, even if such charges would cause the aggregate balance of the Outstanding Principal Amount to exceed the Borrowing Base. At Agent's option and to the extent permitted by law, any charges so made shall constitute part of the Outstanding Principal Amount hereunder.

          Section 2.07.    Fees.
                           ----

          (a) On the Effective Date, the Borrower shall pay to the Administrative Agent, for the account of itself and the Lenders, the fees set forth in the Fee Letter that are payable on the Effective Date.

          (b) From and after the Closing Date, as additional compensation for the Lenders, the Borrower agrees to pay to Administrative Agent, for the ratable benefit of such Lenders, monthly in arrears, on the first Business Day of each month prior to the Commitment Termination Date and on the Commitment Termination Date, the Unused Commitment Fee.

          (c) From and after the Closing Date, the Borrower agrees to pay to the Administrative Agent, for the ratable benefit of the Lenders, monthly in arrears, on the first Business Day of each month, a fee equal to the product of
(i) the average daily amount of Collections swept from the Lockbox Account to the Collection Account during such month, (ii) the average daily Index Rate during such month, and (iii) a fraction equal to the actual number of days elapsed during such month divided by 365 days.

          (d) On each Settlement Date, the Borrower shall pay to the Servicer or to the Successor Servicer, as applicable, the Servicing Fee or the Successor Servicing Fees and Expenses, respectively, in each case to the extent of available funds therefor.

          Section 2.08.    Time and Method of Payments.
                           ---------------------------

          (a) All payments in reduction of Outstanding Principal Amount and all payments of interest, Fees and other amounts payable by the Borrower hereunder shall be made in Dollars, in immediately available funds, by application of amounts on deposit in the Collection Account in accordance with Section 2.06(d)
                                                                ---------------
hereof; provided, that to the extent that amounts on deposit in the Collection
        --------
Account on any day are insufficient to pay amounts due on such day in respect of reductions to the Outstanding Principal Amount, interest, Fees or any other amounts payable by the Borrower hereunder, the Borrower shall pay, upon notice from the Administrative Agent, the amount of such insufficiency to the Administrative Agent in Dollars, in immediately available funds (for the account of the Administrative Agent, the applicable Lenders, Affected Parties or Indemnified Persons) not later than 11:00 a.m. (New York time) on such day. Any such payment made on such date but after such time shall be deemed to have been made on, and interest shall continue to accrue and be payable thereon at the LIBOR Rate (in the case of LIBOR Rate Advances) or the Index Rate (in all other cases), until the next succeeding Business Day. If any such payment becomes due on a day other than a Business Day, the maturity thereof will be extended to the next succeeding Business Day (except as set forth in the definition of LIBOR Period) and interest thereon at the LIBOR Rate (in the case of LIBOR Rate Advances) or Index Rate (in all other cases) shall be payable during such extension. Payments received after 11:00 a.m. (New York time) on any Business Day or on a day that is not a Business Day shall be deemed to have been received on the following Business Day.

          (b) Any and all payments by the Borrower hereunder shall be made in accordance with this Section 2.08 without setoff or counterclaim and free and
                     ------------
clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, excluding taxes imposed on or measured by the net income of any Affected Party by the jurisdictions under the laws of which such Affected Party is organized or by any political subdivisions thereof (such non-excluded taxes, levies, imposts, deductions, charges and withholdings being "Indemnified Taxes"). If the Borrower shall be required by
                    -----------------
law to deduct any Indemnified Taxes from or in respect of any sum payable hereunder, (i) the sum payable shall be increased as much as shall be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 2.08) the Affected Party entitled to
                                   ------------
receive any such payment receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make such deductions, and (iii) the Borrower shall pay the full amount deducted to the relevant taxing or other authority in accordance with applicable law. Within 30 days after the date of any payment of Indemnified Taxes, the Borrower shall furnish to the Administrative Agent the original or a certified copy of a receipt evidencing payment thereof. The Borrower shall indemnify any Affected Party from and against, and, within ten days of demand therefor, pay any Affected Party for, the full amount of Indemnified Taxes (together with any taxes imposed by any jurisdiction on amounts payable under this Section 2.08)
                                                                ------------
paid by such Affected Party and any
liability (including penalties, interest and expenses) arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally asserted.

          Section 2.09. Capital Requirements; Additional Costs.
                        --------------------------------------

          (a) If the Administrative Agent on behalf of any Affected Party shall have determined that the adoption after the date hereof of any law, treaty, governmental (or quasi-governmental) rule, regulation, guideline or order regarding capital adequacy, reserve requirements or similar requirements or compliance by such Affected Party with any request or directive regarding capital adequacy, reserve requirements or similar requirements (whether or not having the force of law) from any central bank or other Governmental Authority increases or would have the effect of increasing the amount of capital, reserves or other funds required to be maintained by such Affected Party against commitments made by it under this Agreement or any other Related Document and thereby reducing the rate of return on such Affected Party's capital as a consequence of its commitments hereunder or thereunder, then the Borrower shall from time to time upon demand by the Administrative Agent pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party for such reduction together with interest thereon from the date of any such demand until payment in full at the applicable Index Rate. A certificate as to the amount of that reduction and showing the basis of the computation thereof submitted by the Administrative Agent to the Borrower shall be final, binding and conclusive on the parties hereto (absent manifest error) for all purposes.

          (b) If, due to any Regulatory Change, there shall be any increase in the cost to any Affected Party of agreeing to make or making, funding or maintaining any commitment hereunder or under any other Related Document, including with respect to any Advances or Outstanding Principal Amount, or any reduction in any amount receivable by such Affected Party hereunder or thereunder, including with respect to any Advances or Outstanding Principal Amount (any such increase in cost or reduction in amounts receivable are hereinafter referred to as "Additional Costs"), then the Borrower shall, from
                            ----------------
time to time upon demand by the Administrative Agent, pay to the Administrative Agent on behalf of such Affected Party additional amounts sufficient to compensate such Affected Party such Additional Costs together with interest thereon from the date demanded until payment in full thereof at the applicable Index Rate. Each Affected Party agrees that, as promptly as practicable after it becomes aware of any circumstance referred to above that would result in any such Additional Costs, it shall, to the extent not inconsistent with its internal policies of general application, use reasonable commercial efforts to minimize costs and expenses incurred by it and payable to it by the Borrower pursuant to this Section 2.09(b).
                 ---------------

          (c)  Determinations by any Affected Party for purposes of this Section
                                                                         -------
2.09 of the effect of any Regulatory Change on its costs of making, funding or
----
maintaining any commitments hereunder or under any other Related Document or on amounts payable to it hereunder or thereunder or of the additional amounts required to compensate such Affected Party in respect of any Additional Costs shall be set forth in a written notice to the Borrower in reasonable detail and which is calculated the same as for comparable claims with respect to similarly situated sellers or borrowers of the Affected Party and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

          (d) Notwithstanding anything to the contrary contained herein, if the introduction of or any change in any law or regulation (or any change in the interpretation thereof) shall make it unlawful, or any central bank or other Governmental Authority shall assert that it is unlawful, for any Lender to agree to make or to make or to continue to fund or maintain any LIBOR Rate Advance, then, unless that Lender is able to make or to continue to fund or to maintain such LIBOR Rate Advance at another branch or office of that Lender without, in that Lender's opinion, adversely affecting it or its Advances or the income obtained therefrom, on notice thereof and demand therefor by such Lender to Borrower through Administrative Agent, (i) the obligation of such Lender to agree to make or to make or to continue to fund or maintain LIBOR Rate Advances shall terminate and (ii) Borrower shall forthwith prepay in full all outstanding LIBOR Rate Advances owing to such Lender, together with interest accrued thereon, unless Borrower, within five (5) Business Days after the delivery of such notice and demand, converts all such LIBOR Rate Advances into Index Rate Loans.

          Section 2.10.  Breakage Costs.  To induce Lenders to provide the
                         --------------
LIBOR Rate option on the terms provided herein, if (i) any LIBOR Rate Advances are, except by reason of the requirements in Section 2.03(c), repaid in whole or
                                             ---------------
in part prior to the last day of any applicable LIBOR Period (whether that repayment is made pursuant to any other provision of this Agreement or any other Related Document or is the result of acceleration, by operation of law or otherwise); (ii) the Borrower shall default in payment when due of the principal amount of or interest on any LIBOR Rate Advance; (iii) the Borrower shall default in making any borrowing of, conversion into or continuation of LIBOR Rate Advances after the Borrower has given notice requesting the same in accordance herewith (including any failure to satisfy conditions precedent to the making of any LIBOR Rate Advances); or (iv) the Borrower shall fail to make any prepayment of a LIBOR Rate Advance after the Borrower has given a notice thereof in accordance herewith, then, in any such case, the Borrower shall indemnify and hold harmless each Lender from and against all losses, costs and expenses resulting from or arising from any of the foregoing (any such loss, cost or expense, "Breakage Costs"). Such indemnification shall include any loss
                  --------------
(including loss of margin) or expense arising from the reemployment of funds obtained by it or from fees payable to terminate deposits from which such funds were obtained. Each Lender shall make a good faith effort to reinvest any repayment proceeds received from the Borrower in order to mitigate the losses which would otherwise be reimbursable under this Section 2.10. For the purpose
                                                 ------------
of calculating amounts payable to a Lender under this subsection, each Lender shall be deemed to have actually funded its relevant LIBOR Rate Advance through the purchase of a deposit bearing interest at the LIBOR Rate in an amount equal to the amount of that LIBOR Rate Advance and having a maturity comparable to the relevant LIBOR Period; provided, however, that each Lender may fund each of its
                       --------  -------
LIBOR Rate Advances in any manner it sees fit, and the foregoing assumption shall be utilized only for the calculation of amounts payable under this subsection. This covenant shall survive the termination of this Agreement and the payment of the Revolving Notes and all other amounts payable hereunder. The determination by such Lender of the amount of any such loss or expense shall be set forth in a written notice to the Borrower in reasonable detail and shall be final, binding and conclusive on the Borrower (absent manifest error) for all purposes.

          Section 2.11.  Funding Excess.  On each Business Day during the
                         --------------
Revolving Period, the Administrative Agent shall notify the Borrower and the Servicer of any Funding

Excess on such day, and the Borrower shall deposit the amount of such Funding Excess in the Collection Account by 11:00 a.m. (New York time) on the immediately succeeding Business Day.

                                 ARTICLE III.

                             CONDITIONS PRECEDENT

          Section 3.01.  Conditions to Effectiveness of Agreement.  This
                         ----------------------------------------
Agreement shall not be effective until the date on which each of the following conditions have been satisfied, in the sole discretion of, or waived in writing by, the Lenders and the Administrative Agent (such date, the "Effective Date"):
                                                              --------------

          (a)  Funding Agreement; Other Related Documents.  This Agreement and
               ------------------------------------------
the Revolving Notes shall have been duly executed by, and delivered to, the parties hereto and the Lenders and the Administrative Agent shall have received such other documents, instruments, agreements and legal opinions as each Lender and the Administrative Agent shall request in connection with the transactions contemplated by this Agreement, including all those listed in the Schedule of Documents, each in form and substance satisfactory to each Lender and the Administrative Agent.

          (b)  Governmental Approvals.  The Lenders and the Administrative Agent
               ----------------------
shall have received (i) satisfactory evidence that the Borrower and the Servicer have obtained all required consents and approvals of all Persons, including all requisite Governmental Authorities, to the execution, delivery and performance of this Agreement and the other Related Documents and the consummation of the transactions contemplated hereby or thereby or (ii) an Officer's Certificate from each of the Borrower and the Servicer in form and substance satisfactory to the Lenders and the Administrative Agent affirming that no such consents or approvals are required.

          (c)  Compliance with Laws.  The Borrower and the Servicer shall be in
               --------------------
compliance in all material respects with all applicable foreign, federal, state and local laws and regulations, including those specifically referenced in
Section 5.01(a).
---------------

          (d)  Payment of Fees.  The Borrower shall have paid all fees required
               ---------------
to be paid by it on the Effective Date, including all fees required hereunder and under the Fee Letter, and shall have reimbursed each Lender for all fees, costs and expenses of closing the transactions contemplated hereunder and under the other Related Documents, including each Lender's legal and audit expenses, and other document preparation costs.

          (e)  Representations and Warranties.  Each representation and warranty
               ------------------------------
by the Borrower contained herein and in each other Related Document shall be true and correct as of the Effective Date, except to the extent that such representation or warranty expressly relates solely to an earlier date.

          (f)  No Termination Event.  No Incipient Termination Event or
               --------------------
Termination Event hereunder or any "Event of Default" or "Default" (each as defined in the Credit

Agreement) shall have occurred and be continuing or would result after giving effect to any of the transactions contemplated on the Closing Date.

          (g)  Audit.  The Administrative Agent shall have completed a
               -----
satisfactory prefunding audit of the Receivables as of the Closing Date.

          (h)  Credit Agreement.  The Parent shall have commitments under the
               ----------------
Credit Agreement of no less than $256,108,000.

          (i)  Combined Availability.  After giving effect to the initial
               ---------------------
Advance hereunder and the initial loans to be made to the Parent under the Credit Agreement, the Combined Availability is at least $20,000,000.

          (j)  Material Adverse Change.  There will have been (i) except for
               -----------------------
matters disclosed in reports publicly filed with the SEC under the Securities Act of 1934 on or prior to May 15, 2001, no material adverse change, individually or in the aggregate, (x) in the business, the industry which the Parent or any Originator operates, the financial or other condition or prospects of the Parent, the Servicer, or any Originator, (y) in the prices at which Sugar Contracts are repriced by any of the Originators or the Parent, or (z) in the Receivables, (ii) no litigation commenced which, if successful, would have a material adverse impact on the Parent, the Servicer, the Originators, their business, or which would challenge the transactions contemplated under this Agreement, the Funding Agreement and the other Related Documents, and (iii) since the Parent's last audited financial statements and as otherwise disclosed in the financial projections provided to the Administrative Agent in the revised business plan delivered on May 24, 2001, no material increase in the liabilities, liquidated or contingent, of the Parent or the Originators, or material decrease in the assets of the Parent or the Originators (other than such reductions provided for under accounting treatment solely as a result of fresh-start accounting).

          Section 3.02.  Conditions Precedent to All Advances.  No Lender
                         ------------------------------------
shall be obligated to make any Advances hereunder (including the initial Advance) on any date if, as of the date thereof:

          (a) solely with respect to the initial Advance made hereunder, the plan of reorganization with respect to the Imperial Bankruptcy Proceeding (the "Plan of Reorganization") shall not have been confirmed by a final order entered by the bankruptcy court (the "Confirmation Order"), which Plan of Reorganization
                              ------------------
(i) is acceptable to the Administrative Agent and the Lenders, (ii) approves this Agreement and the other Related Documents, (iii) shall not have been stayed by the bankruptcy court, and (iv) shall be effective and not subject to any appeals, review, rehearing or certiorari; provided; that, without limiting the
                                           --------
general applicability of the foregoing, the Confirmation Order shall be in full force and effect and shall specifically provide that (1) the terms of each of the Related Documents are approved and ratified as being entered into in good faith, providing the most favorable financing terms and being critical to the success and feasibility of the Plan of Reorganization, and (2) each of the Related Agreements, including, without limitation, UCC financing statements and mortgages signed by the Parent's predecessor debtor as debtor-in-possession, shall be binding upon and enforceable against each

Originator, the Parent and the Borrower upon and after the effective date of Confirmation Order as if executed and delivered by each Originator, the Parent and the Borrower as reorganized debtors, notwithstanding any provision in the Plan of Reorganization or the Confirmation Order to the contrary;

          (b) any representation or warranty of the Borrower or the Servicer contained herein or in any of the other Related Documents shall be untrue or incorrect as of such date, either before or after giving effect to the Advances on such date and to the application of the proceeds therefrom, except to the extent that such representation or warranty expressly relates to an earlier date and except for changes therein expressly permitted by this Agreement;

          (c) any event shall have occurred, or would result from such Advances or from the application of the proceeds therefrom, that constitutes an Incipient Termination Event, a Termination Event, an Incipient Servicer Termination Event or an Event of Servicer Termination;

          (d) the Borrower shall not be in compliance with any of its covenants or other agreements set forth herein;

          (e)  the Commitment Termination Date shall have occurred;

          (f) either before or after giving effect to such Advance and to the application of the proceeds therefrom, a Funding Excess would exist;

          (g) any Originator, the Borrower or the Servicer shall fail to have taken such other action, including delivery of approvals, consents, opinions, documents and instruments to the Lenders and the Administrative Agent, as any Lender or the Administrative Agent may reasonably request;

          (h) on or prior to such date, the Borrower or the Servicer shall have delivered all Monthly Reports and Borrowing Base Certificates required to be delivered in accordance with Section 5.02 hereof; or
                             ------------

          (i) the Administrative Agent shall have determined that any event or condition has occurred that has had, or could reasonably be expected to have or result in, a Material Adverse Effect.

The delivery by the Borrower of a Borrowing Request and the acceptance by the Borrower of the funds from such Advance on any Advance Date shall be deemed to constitute, as of any such Advance Date, a representation and warranty by the Borrower that the conditions in this Section 3.02 have been satisfied.
                                     ------------

                                  ARTICLE IV.

                        REPRESENTATIONS AND WARRANTIES

         Section 4.01. Representations and Warranties of the Borrower.  To
                       ----------------------------------------------
induce each Lender to make Advances from time to time and the Administrative Agent to take any action required to be performed by it hereunder, the Borrower makes the following representations and warranties to each Lender and the Administrative Agent on the Effective Date and each Advance Date, each and all of which shall survive the execution and delivery of this Agreement.

         (a)  Existence; Compliance with Law.  The Borrower (i) is a limited
              ------------------------------
liability company duly formed, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (iii) has the requisite power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect; (v) is in compliance with its limited liability company agreement; and (vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

         (b)  Executive Offices; Collateral Locations; Corporate or Other Names;
              ------------------------------------------------------------------
FEIN.  The state of organization and the organization identification number of
----
the Borrower and current location of the Borrower's chief executive office, principal place of business, other offices, the premises within which any Borrower Collateral is stored or located, and the locations of its records concerning the Borrower Collateral (including originals of the Borrower Assigned Agreements) are set forth in Schedule 4.01(b) and none of such locations has
                             ----------------
changed within the past 12 months (or such shorter time as the Borrower has been in existence). During the prior five years (or such shorter time as the Borrower has been in existence), except as set forth in Schedule 4.01(b), the
                                                        ----------------
Borrower has not been known as or used any fictitious or trade name. In addition, Schedule 4.01(b) lists the federal employer identification number of
          ----------------
the Borrower.

         (c)  Power, Authorization, Enforceable Obligations.  The execution,
              ---------------------------------------------
delivery and performance by the Borrower of this Agreement and the other Related Documents to which it is a party, the creation and perfection of all Liens and ownership interests provided for therein: (i) are within the Borrower's limited liability company power; (ii) have been duly authorized by all necessary or proper actions; (iii) do not contravene any provision of the Borrower's limited liability company agreement; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Borrower or any Originator is a party or by which the Borrower or any Originator or any of the property of the Borrower or any Originator is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Borrower or any Originator; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Effective Date as provided in
Section 3.01(b). The exercise by each of the Borrower, the Lenders or the
---------------
 Administrative Agent of any of its rights and remedies under any Related Document to which it is a party, do not require the consent or approval of any Governmental Authority or any other Person (other than consents or approvals solely relating to or required to be obtained by a Lender or the Administrative Agent, and subject to the Bankruptcy Code), except those which will have been duly obtained, made or complied with prior to the Closing Date as provided in
Section 3.01(b). On or prior to the Effective Date, each of the Related
---------------
Documents to which the Borrower is a party shall have been duly executed and delivered by the Borrower and each such Related Document shall then constitute a legal, valid and binding obligation of the Borrower enforceable against it in accordance with its terms.

          (d)  No Litigation.  Other than the Imperial Bankruptcy Proceeding no
               -------------
Litigation is now pending or, to the knowledge of the Borrower, threatened against the Borrower that (i) challenges the Borrower's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) except as set forth on Schedule 4.01(d), has a reasonable risk of being
                       ----------------
determined adversely to the Borrower and that, if so determined, could have a Material Adverse Effect. Except as set forth on Schedule 4.01(d), as of the
                                                 ----------------
Effective Date there is no Litigation pending or threatened that seeks damages or injunctive relief against, or alleges criminal misconduct by, the Borrower.

          (e)  Solvency.  After giving effect to (i) the transactions
               --------
contemplated by this Agreement and the other Related Documents and (ii) the payment and accrual of all transaction costs in connection with the foregoing, the Borrower is and will be Solvent.

          (f)  Material Adverse Effect.  Since the date of the Borrower's
               -----------------------
organization, (i) the Borrower has not incurred any obligations, contingent or non-contingent liabilities, liabilities for charges, long-term leases or unusual forward or long-term commitments that, alone or in the aggregate, could reasonably be expected to have a Material Adverse Effect, (ii) no contract, lease or other agreement or instrument has been entered into by the Borrower or has become binding upon the Borrower's assets and no law or regulation applicable to the Borrower has been adopted that has had or could reasonably be expected to have a Material Adverse Effect and (iii) the Borrower is not in default and no third party is in default under any material contract, lease or other agreement or instrument to which the Borrower is a party that alone or in the aggregate could reasonably be expected to have a Material Adverse Effect. Since the date of the Borrower's organization, no event has occurred with respect to the Borrower that alone or together with other events could reasonably be expected to have a Material Adverse Effect.

          (g)  Ownership of Property; Liens.  None of the properties and assets
               ----------------------------
(including the Transferred Receivables) of the Borrower are subject to any Adverse Claims other than Permitted Encumbrances, and there are no facts, circumstances or conditions known to the Borrower that may result in (i) with respect to the Transferred Receivables, any Adverse Claims (including Adverse Claims arising under environmental laws) other than Permitted Encumbrances and
(ii) with respect to its other properties and assets, any Adverse Claims (including Adverse Claims arising under environmental laws). The Borrower has received all assignments, bills of sale and other documents, and has duly effected all recordings, filings and other actions necessary to establish, protect and perfect the Borrower's right, title and interest in and to the Transferred Receivables and its other properties and assets. The Liens granted to the Lender pursuant to Section 8.01 will at all times be fully perfected
                          ------------
first priority Liens in and to the Borrower Collateral.

          (h)  Ventures, Subsidiaries and Affiliates; Outstanding Stock and
               ------------------------------------------------------------
Indebtedness.  The Borrower has no Subsidiaries, and is not engaged in any joint
------------
venture or partnership with any other Person. The Member is the sole member of the Borrower. There are no outstanding rights to purchase, options, warrants or similar rights or agreements pursuant to which the Borrower may be required to issue, sell, repurchase or redeem some or all of the membership interest of the Member. All outstanding Debt of the Borrower as of the Effective Date is described in Section 5.03(i).
             ---------------

          (i)  Taxes.  All tax returns, reports and statements, including
               -----
information returns, required by any Governmental Authority to be filed by the Borrower and each of its Affiliates included in the Parent Group have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 5.01(e). Proper and accurate amounts have been withheld
                ---------------
by the Borrower or such Affiliate from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 4.01(i) sets forth as of the Effective Date
                           ----------------
(i) those taxable years for which the Borrower's or such Affiliates' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding. Except as described on

Schedule 4.01(i), neither the Borrower nor any such Affiliate has executed or
----------------
filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Borrower is not liable for any charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of the Borrower's knowledge, as a transferee. As of the Effective Date, neither the Borrower nor any of its Affiliates included in the Parent Group has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

          (j)  Full Disclosure.  All information contained in this Agreement,
               ---------------
any Borrowing Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Borrower to any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and none of this Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any written statement furnished by or on behalf of the Borrower to any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is misleading as a result of the failure to include therein a material fact (it being understood that the foregoing shall not apply to projections of (i) future financial information or (ii) information related to Receivables which information shall be based upon the Parent's reasonable good faith estimates).

          (k)  ERISA.  The Borrower is in compliance with ERISA and has not
               -----
incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA.

          (l)  Brokers.  No broker or finder acting on behalf of the Borrower
               -------
was employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Borrower has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          (m)  Margin Regulations.  The Borrower is not engaged in the business
               ------------------
of extending credit for the purpose of "purchasing" or "carrying" any "margin security," as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). The Borrower owns no Margin Stock, and
                       ------------
no portion of the proceeds of the Advances made hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Borrower will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

          (n)  Nonapplicability of Bulk Sales Laws.  No transaction contemplated
               -----------------------------------
by this Agreement or any of the Related Documents requires compliance with any bulk sales act or similar law.

          (o)  Government Regulation.  The Borrower is not an "investment
               ---------------------
company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act. The making of Advances by the Lenders hereunder, the application of the proceeds thereof and the consummation of the transactions contemplated by this Agreement and the other Related Documents will not violate any provision of any such statute or any rule, regulation or order issued by the Securities and Exchange Commission.

          (p)  Nonconsolidation.  The Borrower is operated in such a manner that
               ----------------
the separate corporate existence of the Borrower, on the one hand, and any member of the Parent Group, on the other hand, would not be disregarded in the event of the bankruptcy or insolvency of any member of the Parent Group and, without limiting the generality of the foregoing:

          (i) the Borrower is a limited purpose limited liability company whose activities are restricted in its limited liability company agreement to those activities expressly permitted hereunder and under the other Related Documents and the Borrower has not engaged, and does not presently engage, in any activity other than those activities expressly permitted hereunder and under the other Related Documents, nor has the Borrower entered into any agreement other than this Agreement, the other Related Documents to which it is a party and, with the prior written consent of the Lenders and the Administrative Agent, any other agreement necessary to carry out more effectively the provisions and purposes hereof or thereof;

          (ii) Borrower shall compensate all employees, consultants and agents directly or indirectly through reimbursement of the Parent, from the Borrower's bank accounts, for services provided to the Borrower by such employees, consultants and agents and, to the extent any employee, consultant or agent of the Borrower is also an employee, consultant or agent of Parent on a basis which reflects the respective services rendered to the Borrower and Parent and in accordance with the terms of the Administrative Services Agreement;

          (iii) Borrower shall pay its own incidental administrative costs and expenses not covered under the terms of the Administrative Services Agreement, from its own funds and allocate all other shared overhead expenses (including, without limitation, telephone and other utility charges, the services of shared employees, consultants and agents, and reasonable legal and auditing expenses) which are not reflected in the Servicing Fee, and other items of cost and expense shared between the Borrower and the Parent, pursuant to the terms of the Administrative Services Agreement, on the basis of actual use to the extent practicable and, to the extent such allocation is not practicable, on a basis reasonably related to actual use or the value of services rendered;

          (iv) other than the purchase and acceptance through capital contribution of Transferred Receivables, the acceptance of Subordinated Loans pursuant to the Subordinated Notes, the payment of distributions and the return of capital to the Member, the payment of Servicing Fees to the Servicer under this Agreement and the transactions contemplated under the Administrative Services Agreement, the Borrower engages and has engaged in no intercorporate transactions with any member of the Parent Group;

          (v) the Borrower maintains records and books of account separate from that of each member of the Parent Group, holds regular meetings and otherwise observes limited liability company formalities and has a business office separate from that of each member of the Parent Group;

          (vi) the financial statements (other than consolidated financial statements) and books and records of the Borrower and each member of the Parent Group reflect the separate existence of the Borrower and the consolidated financial statements of the Parent Group shall contain a footnote to the effect that the Borrower's assets are not available to the creditors of any other member of the Parent Group;

          (vii) (A) the Borrower maintains its assets separately from the assets of each member of the Parent Group (including through the maintenance of separate bank accounts and except for any Records to the extent necessary to assist the Servicer in connection with the servicing of the Transferred Receivables), (B) except as contemplated by the Administrative Services Agreement the Borrower's funds (including all money, checks and other cash proceeds) and assets, and records relating thereto, have not been and are not commingled with those of any member of the Parent Group and (C) the separate creditors of the Borrower will be entitled to be satisfied out of the Borrower's assets prior to any value in the Borrower becoming available to the Member;

          (viii) except as otherwise expressly permitted hereunder, under the other Related Documents and under the Borrower's organizational documents, no member of the Parent Group (A) pays the Borrower's expenses, (B) guarantees the Borrower's obligations, or (C) advances funds to the Borrower for the payment of expenses or otherwise;

          (ix) all business correspondence and other communications of the Borrower are conducted in the Borrower's own name, on its own stationery and through a separately-listed telephone number;

          (x) Borrower shall maintain separate office space from the offices of any member of the Parent Group and identify such office by a sign in its own name;

          (xi) Borrower shall respond to any inquiries with respect to ownership of a Transferred Receivable by stating that it is the owner of such Transferred Receivable, and that such Transferred Receivable is pledged to the Administrative Agent for the benefit of the Lenders;

          (xii) the Borrower does not act as agent for any member of the Parent Group, but instead presents itself to the public as a legal entity separate from each such member and independently engaged in the business of purchasing and financing Receivables;

          (xiii) the Borrower maintains at least two independent directors each of whom (A) is not a Stockholder, director, officer, employee or associate, or any relative of the foregoing, of any member of the Parent Group (other than the Borrower), all as provided in its limited liability company agreement, (B) has
(1) prior experience as an independent director for a corporation whose charter documents required the unanimous consent of all independent directors thereof before such corporation could consent to the institution of bankruptcy or insolvency proceedings against it or could file a petition seeking relief under any applicable federal or state law relating to bankruptcy and (2) at least three years of employment experience with one or more entities that provide, in the ordinary course of their respective businesses, advisory, management, independent director services or placement services to issuers of securitization or structured finance instruments, agreements or securities, and (C) is otherwise acceptable to the Lenders and the Administrative Agent; and

               (xiv) the limited liability company agreement of the Borrower requires (A) the affirmative vote of each independent director before a voluntary petition under Section 301 of the Bankruptcy Code may be filed by the Borrower, and (B) the Borrower to maintain (1) correct and complete books and records of account and (2) minutes of the meetings and other proceedings of its members and board of directors.

          (q)  Deposit and Disbursement Accounts. Schedule 4.01(q) lists all
               ---------------------------------  ----------------
banks and other financial institutions at which the Borrower maintains deposit or other bank accounts as of the Closing Date, including any Lockbox Accounts and the Borrower Account, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor. The Borrower Account and each Lockbox Account constitute deposit accounts within the meaning of the UCC. The Borrower (or the Servicer on its behalf) has delivered to the Administrative Agent a fully executed agreement pursuant to which the Borrower Account Bank (with respect to the Borrower Account) and each Lockbox Account Bank (with respect to each Lockbox Account) has agreed to comply with all instructions originated by the Administrative Agent directing the disposition of funds in the Borrower Account and each Lockbox Account without further consent by the Borrower, the Servicer or any Originator. None of the Borrower Account or any Lockbox Account is in the name of any person other than the Borrower or the Administrative Agent, and the Borrower has not consented to the Borrower Account Bank or any Lockbox Account Bank following the instructions of any Person other than the Administrative Agent. Accordingly, the Administrative Agent has a first priority perfected security interest in the Borrower Account and each Lockbox Account, and all funds on deposit therein.

          (r)  Transferred Receivables.
               -----------------------

               (i)   Transfers. Each Transferred Receivable was purchased by or
                     ---------
     contributed to the Borrower on the relevant Transfer Date pursuant to the Sale Agreement.

               (ii)  Eligibility. Each Transferred Receivable designated as an
                     -----------
     Eligible Receivable in each Borrowing Base Certificate constitutes an Eligible Receivable as of the date specified in such Borrowing Base Certificate.

               (iii) No Material Adverse Effect. The Borrower has no actual
                     --------------------------
     knowledge of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on any Transferred Receivable designated as an Eligible Receivable in any Borrowing Base Certificate will not be paid in full when due or that has caused it to expect any material adverse effect on any such Transferred Receivable.

               (iv)  Nonavoidability of Transfers. The Borrower shall (A) have
                     ----------------------------
     received each Contributed Receivable as a contribution to the capital of the Borrower by the Member and (B) (1) have purchased each Sold Receivable from the applicable Originator for cash consideration or with the proceeds of a Subordinated Loan and (2)
     have accepted assignment of any Eligible Receivables transferred pursuant to clause (b) of Section 4.04 of the Sale Agreement, in each case in an
        ----------    ------------
     amount that constitutes fair consideration and reasonably equivalent value therefor. Each Sale of a Sold Receivable effected pursuant to the terms of the Sale Agreement shall not have been made for or on account of an antecedent debt owed by any Originator to the Borrower and no such Sale is or may be avoidable or subject to avoidance under any bankruptcy laws, rules or regulations.

          (s)  Representations and Warranties in Other Related Documents. Each
               ---------------------------------------------------------
of the representations and warranties of the Borrower contained in the Related Documents (other than this Agreement) is true and correct in all respects and the Borrower hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein.

                                  ARTICLE V.

                       GENERAL COVENANTS OF THE BORROWER

          Section 5.01. Affirmative Covenants of the Borrower. The Borrower
                        -------------------------------------
covenants and agrees that from and after the Effective Date and until the Termination Date:

          (a)  Compliance with Agreements and Applicable Laws. The Borrower
               ----------------------------------------------
shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits.

          (b)  Maintenance of Existence and Conduct of Business. The Borrower
               ------------------------------------------------
shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its limited liability company existence and its rights and franchises; (ii) continue to conduct its business substantially as now conducted or as otherwise permitted hereunder and in accordance with (1) the terms of its limited liability company agreement, (2) Sections 4.01(p) and (3) the
                                         ----------------
assumptions set forth in each legal opinion of Baker Botts, L.L.P., or other counsel to the Borrower from time to time delivered pursuant to Section 3.02(d) of the Sale Agreement with respect to issues of substantive consolidation and true sale and absolute transfer; (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in the name of Imperial Sugar Securitization LLC or such trade names as are set forth in Schedule 5.01(b).
                          ----------------

          (c)  Lockboxes; Deposit of Collections. The Borrower shall deposit or
               ---------------------------------
cause to be deposited promptly into a Lockbox Account, and in any event no later than the first

Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

          (d)  Use of Proceeds. The Borrower shall utilize the proceeds of the
               ---------------
Advances made hereunder solely for (i) the purchase of Receivables from the Originators pursuant to the Sale Agreement, (ii) the payment of distributions to the Member, (iii) the repayment of Subordinated Loans, and (iv) the payment of administrative fees or Servicing Fees or expenses to the Servicer or routine administrative or operating expenses, in each case only as expressly permitted by and in accordance with the terms of this Agreement and the other Related Documents.

          (e)  Payment, Performance and Discharge of Obligations.
               -------------------------------------------------

               (i)    Subject to Section 5.01(e)(ii), the Borrower shall pay,
                                 -------------------
     perform and discharge or cause to be paid, performed and discharged promptly all charges payable by it, including (A) charges imposed upon it, its income and profits, or any of its property (real, personal or mixed) and all charges with respect to tax, social security and unemployment withholding with respect to its employees, and (B) lawful claims for labor, materials, supplies and services or otherwise before any thereof shall become past due.

               (ii) The Borrower may in good faith contest, by appropriate proceedings, the validity or amount of any charges or claims described in
     Section 5.01(e)(i); provided, that (A) adequate reserves with respect to
     ------------------  --------
     such contest are maintained on the books of the Borrower, in accordance with GAAP, (B) such contest is maintained and prosecuted continuously and with diligence, (C) none of the Borrower Collateral becomes subject to forfeiture or loss as a result of such contest, (D) no Lien shall be imposed to secure payment of such charges or claims other than inchoate tax liens and (E) none of the Lenders or the Administrative Agent has advised the Borrower in writing that such Affected Party reasonably believes that failure to pay or to discharge such claims or charges could have or result in a Material Adverse Effect.

          (f)  ERISA. The Borrower shall give the Administrative Agent prompt
               -----
written notice of any event that could result in the imposition of a Lien under
Section 412 of the IRC or Section 302 or 4068 of ERISA.

          (g)  Maintenance of Minimum Combined Availability. The Borrower shall
               --------------------------------------------
maintain the required Minimum Combined Availability.

          Section 5.02. Reporting Requirements of the Borrower. The Borrower
                        --------------------------------------
hereby agrees that from and after the Effective Date until the Termination Date, it shall furnish or cause to be furnished to the Administrative Agent and the
Lenders:

          (a) the financial statements, notices and other information at the times, to the Persons and in the manner set forth in Annex 5.02(a).
                                                     -------------

          (b) As soon as available, and in any event no later than 11:00 a.m. (New York time) on the third Business Day of each week, a Borrowing Base Certificate, each of which shall be prepared by the Borrower or the Servicer as of the last day of the previous week; provided, that if (i) an Incipient
                                      --------
Termination Event or a Termination Event shall have occurred and be continuing or (ii) the Administrative Agent, in good faith, believes that an Incipient Termination Event or a Termination Event is imminent or deems the Lender's rights or interests in the Transferred Receivables or the Borrower Collateral insecure, then such reports shall be delivered daily.

          (c) Such other reports, statements and reconciliations with respect to the Borrowing Base or Borrower Collateral as the Lenders or the Administrative Agent shall from time to time request in its reasonable discretion.

          Section 5.03.    Negative Covenants of the Borrower.  The Borrower
                           ----------------------------------
covenants and agrees that, without the prior written consent of the Lenders and the Administrative Agent, from and after the Effective Date until the Termination Date:

          (a)   Sale of Membership Interests and Assets. The Borrower shall not
                ---------------------------------------
sell, transfer, convey, assign or otherwise dispose of, or assign any right to receive income in respect of, any of its properties or other assets, including its membership interests (whether in a public or a private offering or otherwise) (other than in connection with the pledge by the Member of its membership interest in the Borrower to the lenders in connection with the Credit Agreement), any Transferred Receivable or Contract therefor or any of its rights with respect to any Lockbox or any Lockbox Account, the Collection Account or any other deposit account in which any Collections of any Transferred Receivable are deposited except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

          (b)   Liens. The Borrower shall not create, incur, assume or permit to
                -----
exist (i) any Adverse Claim on or with respect to its Transferred Receivables or
(ii) any Adverse Claim on or with respect to its other properties or assets (whether now owned or hereafter acquired) except for the Liens set forth in
Schedule 5.03(b) and other Permitted Encumbrances. In addition, the Borrower
----------------
shall not become a party to any agreement, note, indenture or instrument or take any other action that would prohibit the creation of a Lien on any of its properties or other assets in favor of the Lenders as additional collateral for the Borrower Obligations, except as otherwise expressly permitted by this Agreement or any of the other Related Documents.

          (c)   Modifications of Receivables, Contracts or Credit and Collection
                ----------------------------------------------------------------
Policies. The Borrower shall not, without the prior written consent of the
--------
Administrative Agent, (i) extend, amend, forgive, discharge, compromise, waive, cancel or otherwise modify the terms of any Transferred Receivable or amend, modify or waive any term or condition of any Contract related thereto, provided,
                                                                       --------
that the Borrower may authorize the Servicer to take such actions as are expressly permitted by the terms of any Related Document or the Credit and Collection Policies, or (ii) amend, modify or waive any term or provision of the Credit and Collection Policies.

          (d)   Changes in Instructions to Obligors. The Borrower shall not make
                -----------------------------------
any change in its instructions to Obligors regarding the deposit of Collections with respect to the Transferred Receivables, except to the extent the Administrative Agent directs the Borrower to change such instructions to Obligors or the Administrative Agent consents in writing to such change.

          (e)   Capital Structure and Business. The Borrower shall not (i) make
                ------------------------------
any changes in any of its business objectives, purposes or operations that could have or result in a Material Adverse Effect, (ii) make any change in its capital structure, including the issuance of any membership interests, warrants or other securities convertible into membership interests or any revision of the terms of its outstanding membership interests, or (iii) amend its certificate of formation or limited liability company agreement. The Borrower shall not engage in any business other than as provided in its organizational documents and the Related Documents.

          (f)   Mergers, Subsidiaries, Etc. The Borrower shall not directly or
                ---------------------------
indirectly, by operation of law or otherwise, (i) form or acquire any Subsidiary, or (ii) merge with, consolidate with, acquire all or substantially all of the assets or capital Stock of, or otherwise combine with or acquire, any Person.

          (g)   Sale Characterization; Receivables Sale Agreement. The Borrower
                -------------------------------------------------
shall not make statements or disclosures, prepare any financial statements or in any other respect account for or treat the transactions contemplated by the Sale Agreement (including for accounting, tax and reporting purposes) in any manner other than (i) with respect to each Sale of each Sold Receivable effected pursuant to the Sale Agreement, as a true sale and absolute assignment of the title to and sole record and beneficial ownership interest of the Transferred Receivables by the Originators to the Borrower and (ii) with respect to each contribution of Contributed Receivables thereunder, as an increase in the stated capital of the Borrower.

          (h)   Restricted Payments. Except for the Subordinated Loans, the
                -------------------
Borrower shall not enter into any lending transaction with any other Person.
The Borrower shall not at any time (i) advance credit to any Person or (ii) declare any distributions, repurchase any membership interest, return any capital, or make any other payment or distribution of cash or other property or assets in respect of the Borrower's membership interest or make a repayment with respect to any Subordinated Loans if, after giving effect to any such advance or distribution, a Funding Excess, Incipient Termination Event or Termination Event would exist or otherwise result therefrom.

          (i)   Indebtedness. The Borrower shall not create, incur, assume or
                ------------
permit to exist any Debt, except (i) Debt of the Borrower to any Affected Party, Indemnified Person, the Servicer or any other Person expressly permitted by this Agreement or any other Related Document, (ii) Subordinated Loans pursuant to the Subordinated Notes, (iii) deferred taxes, (iv) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent they are permitted to remain unfunded under applicable law, and (v) endorser liability in connection with the endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

          (j)   Prohibited Transactions. The Borrower shall not enter into, or
                -----------------------
be a party to, any transaction with any Person except as expressly permitted hereunder or under any other Related Document.

          (k)   Investments. Except as otherwise expressly permitted hereunder
                -----------
or under the other Related Documents, the Borrower shall not make any investment in, or make or accrue loans or advances of money to, any Person, including the Member, any director, officer or employee of the Borrower, the Parent or any of the Parent's other Subsidiaries, through the direct or indirect lending of money, holding of securities or otherwise, except with respect to Transferred Receivables and Permitted Investments.

          (l)   Commingling. The Borrower shall not deposit or permit the
                -----------
deposit of any funds that do not constitute Collections of Transferred Receivables into any Lockbox Account (other than collections related to Third-Party Receivables). If funds that are not Collections are deposited into a Lockbox Account and the Servicer has so notified the Administrative Agent in writing, the Administrative Agent shall promptly remit (or direct the applicable Lockbox Account Bank to remit) any such amounts that are not Collections to the applicable Originator or other Person designated in such notice from the Servicer.

          (m)   ERISA. The Borrower shall not, and shall not cause or permit any
                -----
of its ERISA Affiliates to, cause or permit to occur an event that could result in the imposition of a Lien under Section 412 of the IRC or Section 302 or 4068 of ERISA.

          (n)   Related Documents. The Borrower shall not amend, modify or waive
                -----------------
any term or provision of any Related Document without the prior written consent of the Administrative Agent.

          (o)   Board Policies. The Borrower shall not modify the terms of any
                --------------
policy or resolutions of its board of directors if such modification could have or result in a Material Adverse Effect.

          (p)   Additional Members of Borrower. The Borrower shall not admit any
                ------------------------------
additional member without the prior written consent of the Administrative Agent and the Lenders other than a "Special Member" as such term is defined in the Borrower's limited liability company agreement as of the date hereof.

                                  ARTICLE VI.

                         COLLECTIONS AND DISBURSEMENTS

          Section 6.01. Establishment of Accounts.
                        -------------------------

          (a)   The Lockbox Accounts.
                --------------------

                (i) The Borrower has established with each Lockbox Bank one or more Lockbox Accounts. The Borrower agrees that the Administrative Agent shall have exclusive dominion and control of each Lockbox Account and all monies, instruments and other property from time to time on deposit therein. The Borrower shall not make or cause to be made, or have any ability to make or cause to be made, any withdrawals from any Lockbox Account except as provided in
     Section 6.01(b)(ii).
     -------------------

               (ii) The Borrower and the Servicer have instructed all existing Obligors of Transferred Receivables, and shall instruct all future Obligors of such Receivables, to make payments in respect thereof only (A) by check or money order mailed to one or more lockboxes or post office boxes under the control of the Administrative Agent (each a "Lockbox" and collectively
                                                      -------
     the "Lockboxes") or (B) by wire transfer or moneygram directly to a Lockbox
          ---------
     Account.  Schedule 4.01(q) lists all Lockboxes and all Lockbox Banks at
               ----------------
     which the Borrower maintains Lockbox Accounts as of the Effective Date, and such schedule correctly identifies (1) with respect to each such Lockbox Bank, the name, address and telephone number thereof, (2) with respect to each Lockbox Account, the name in which such account is held and the complete account number therefor, and (3) with respect to each Lockbox, the lockbox number and address thereof. The Borrower and the Servicer shall endorse, to the extent necessary, all checks or other instruments received in any Lockbox so that the same can be deposited in the Lockbox Account, in the form so received (with all necessary endorsements), on the first Business Day after the date of receipt thereof. In addition, each of the Borrower and the Servicer shall deposit or cause to be deposited into a Lockbox Account all cash, checks, money orders or other proceeds of Transferred Receivables or Borrower Collateral received by it other than in a Lockbox or a Lockbox Account, in the form so received (with all necessary endorsements), not later than the close of business on the first Business Day following the date of receipt thereof, and until so deposited all such items or other proceeds shall be held in trust for the benefit of the Administrative Agent. Neither the Borrower nor the Servicer shall make any deposits into a Lockbox or any Lockbox Account except in accordance with the terms of this Agreement or any other Related Document.

               (iii) If, for any reason, a Lockbox Account Agreement terminates or any Lockbox Bank fails to comply with its obligations under the Lockbox Account Agreement to which it is a party, then the Borrower shall promptly notify all Obligors of Transferred Receivables who had previously been instructed to make wire payments to a Lockbox Account maintained at any such Lockbox Bank to make all future payments to a new Lockbox Account in accordance with this Section 6.01(a)(iii). The Borrower shall not close
                          --------------------
     any such Lockbox Account unless it shall have (A) received the prior written consent of the Administrative Agent, (B) established a new account with the same Lockbox Bank or with a new depositary institution satisfactory to the Administrative Agent, (C) entered into an agreement covering such new account with such Lockbox Bank or with such new depositary institution substantially in the form of such Lockbox Account Agreement or that is satisfactory in all respects to the Administrative Agent (whereupon, for all purposes of this Agreement and the other Related Documents, such new account shall become a Lockbox Account, such new agreement shall become a Lockbox Account Agreement and any new depositary institution shall become a Lockbox Bank), and (D) taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Lockbox Account to the Lender under

     Section 8.01 of this Agreement. Except as permitted by this Section
     ------------                                                -------
     6.01(a), neither the Borrower nor the Servicer shall open any new Lockbox
     -------
     or Lockbox Account without the prior written consent of the Administrative Agent.

          (b)  Collection Account.
               ------------------

               (i) The Lenders have established and shall maintain the Collection Account with Bankers Trust Company (the "Depositary"). The Collection Account shall be registered in the name of the Administrative Agent and the Administrative Agent shall, subject to the terms of this Agreement, have exclusive dominion and control thereof and of all monies, instruments and other property from time to time on deposit therein.

               (ii) The Borrower shall instruct each Lockbox Bank to transfer, and the Borrower hereby grants the Administrative Agent the authority to instruct each such Lockbox Bank to transfer, on each Business Day in same day funds, all available funds in each Lockbox Account to the Collection Account. The Lenders and the Administrative Agent may deposit into the Collection Account from time to time all monies, instruments and other property received by any of them as proceeds of the Transferred Receivables.

               (iii) If, for any reason, the Depositary wishes to resign as depositary of the Collection Account or fails to carry out the instructions of the Administrative Agent, then the Administrative Agent shall promptly notify the Lenders. Neither the Lenders nor the Administrative Agent shall close the Collection Account unless (A) a new deposit account has been established with the Depositary, (B) the Lenders and the Administrative Agent have entered into an agreement covering such new account with such new depositary institution satisfactory in all respects to the Administrative Agent (whereupon such new account shall become the Collection Account for all purposes of this Agreement and the other Related Documents), and (C) the Lenders and the Administrative Agent have taken all such action as the Administrative Agent shall require to grant and perfect a first priority Lien in such new Collection Account to the Administrative Agent on behalf of the Lenders.

          (c)  Borrower Account.
               ----------------

               (i) The Borrower has established the Borrower Account and agrees that the Administrative Agent shall have exclusive dominion and control of such Borrower Account and all monies, instruments and other property from time to time on deposit therein.

               (ii) The Administrative Agent hereby agrees that until such time as it instructs the Borrower Account Bank otherwise, the Borrower shall have the right to give instruction for the withdrawal, transfer or payment of funds on deposit in the Borrower Account. The Administrative Agent further agrees that it shall not instruct the Borrower Account Bank to no longer accept instructions from the Borrower unless an Incipient Termination Event or a Termination Event shall have occurred and be continuing.

                                 ARTICLE VII.

                              SERVICER PROVISIONS

          Section 7.01. Appointment of the Servicer. Each of the Lenders hereby
                        ---------------------------
appoints the Servicer as its agent, and the Borrower hereby acknowledges such appointment, to service the Transferred Receivables and enforce its rights and interests in and under each Transferred Receivable and Contract therefor and to serve in such capacity until the termination of its responsibilities pursuant to Sections 9.02 or 11.01. In connection therewith, the Servicer hereby accepts
-------------    -----
such appointment and agrees to perform the duties and obligations set forth herein. The Servicer may, with the prior written consent of each Lender and the Administrative Agent, subcontract with a Sub-Servicer for the collection, servicing or administration of the Transferred Receivables; provided, that (a)
                                                            --------
the Servicer shall remain liable for the performance of the duties and obligations of such Sub-Servicer pursuant to the terms hereof and (b) any Sub-Servicing Agreement that may be entered into and any other transactions or services relating to the Transferred Receivables involving a Sub-Servicer shall be deemed to be between the Sub-Servicer and the Servicer alone, and the Lenders and the Administrative Agent shall not be deemed parties thereto and shall have no obligations, duties or liabilities with respect to the Sub-Servicer.

          Section 7.02. Duties and Responsibilities of the Servicer. Subject to
                        -------------------------------------------
the provisions of this Agreement, the Servicer shall conduct the servicing, administration and collection of the Transferred Receivables and shall take, or cause to be taken, all actions that (i) may be necessary or advisable to service, administer and collect each Transferred Receivable from time to time,
(ii) the Servicer would take if the Transferred Receivables were owned by the Servicer, and (iii) are consistent with industry practice for the servicing of such Transferred Receivables.

          Section 7.03. Collections on Receivables.
                        --------------------------

          (a) In the event that the Servicer is unable to determine the specific Transferred Receivables on which Collections have been received from the Obligor thereunder, the parties agree for purposes of this Agreement only that such Collections shall be deemed to have been received on such Receivables in the order in which they were originated with respect to such Obligor. In the event that the Servicer is unable to determine the specific Transferred Receivables on which discounts, offsets or other non-cash reductions have been granted or made with respect to the Obligor thereunder, the parties agree for purposes of this Agreement only that such reductions shall be deemed to have been granted or made
(i) prior to a Termination Event, on such Receivables as determined by the Servicer, and (ii) from and after the occurrence of a Termination Event, in the reverse order in which they were originated with respect to such Obligor.

          (b) If the Servicer determines that amounts unrelated to the Transferred Receivables (the "Unrelated Amounts") have been deposited in the
                              -----------------
Collection Account, then the Servicer shall provide written evidence thereof to the Lenders and the Administrative Agent no later than the first Business Day following the day on which the Servicer had actual knowledge thereof, which evidence shall be provided in writing and shall be otherwise satisfactory to each such Affected Party. Upon receipt of any such notice, the Administrative Agent shall, if such amounts have not been applied to the Borrower Obligations, segregate the Unrelated Amounts and the same shall not be deemed to constitute Collections on Transferred Receivables.

          Section 7.04. Authorization of the Servicer. Each of the Lenders
                        -----------------------------
hereby authorizes the Servicer, and the Borrower acknowledges such authorization, to take any and all reasonable steps in its name and on its behalf necessary or desirable and not inconsistent with the rights of the Administrative Agent and the Lenders hereunder, in the determination of the Servicer, to (a) collect all amounts due under any Transferred Receivable, including endorsing its name on checks and other instruments representing Collections on such Receivable, and execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments with respect to any such Receivable and (b) after any Transferred Receivable becomes a Delinquent Receivable or a Defaulted Receivable and to the extent permitted under and in compliance with applicable law and regulations, commence proceedings with respect to the enforcement of payment of any such Receivable and the Contract therefor and adjust, settle or compromise any payments due thereunder, in each case to the same extent as the applicable Originator could have done if it had continued to own such Receivable. Each Originator, the Borrower, the Administrative Agent and each Lender shall furnish the Servicer with any powers of attorney and other documents necessary or appropriate to enable the Servicer to carry out its servicing and administrative duties hereunder. Notwithstanding anything to the contrary contained herein, the Lenders and the Administrative Agent shall have the absolute and unlimited right to direct the Servicer (i) to commence or settle any legal action to enforce collection of any Transferred Receivable or
(ii) to foreclose upon, repossess or take any other action that the Administrative Agent deems necessary or advisable with respect thereto. In no event shall the Servicer be entitled to make any Affected Party a party to any Litigation without such Affected Party's express prior written consent, or to make the Borrower a party to any Litigation without the Administrative Agent's consent.

          Section 7.05. Servicing Fees.  As compensation for its servicing
                        --------------
activities and as reimbursement for its reasonable expenses in connection therewith, the Servicer shall be entitled to receive the Servicing Fees in accordance with Section 2.07. The Servicer shall be required to pay for all
                ------------
expenses incurred by it in connection with its activities hereunder (including any payments to accountants, counsel or any other Person) and shall not be entitled to any payment therefor other than the Servicing Fees.

          Section 7.06. Representations and Warranties of the Servicer.  To
                        ----------------------------------------------
induce the Lenders to make Advances from time to time and the Administrative Agent to take any action required to be performed by it hereunder, the Servicer makes the following representations and warranties to each Lender and the Administrative Agent on the Effective Date and each Advance Date, which shall survive the execution and delivery of this Agreement:

          (a)  Corporate Existence; Compliance with Law.  The Servicer (i) is a
               ----------------------------------------
corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation; (ii) is duly qualified to conduct business and is in good standing in each other jurisdiction where its ownership or lease of property or the conduct of its business requires such qualification; (iii) has the requisite corporate power and authority and the legal right to own, pledge, mortgage or otherwise encumber and operate its properties, to lease the property it operates under lease, and to conduct its business, in each case, as now, heretofore and proposed to be conducted; (iv) has all licenses, permits, consents or approvals from or by, and has made all filings with, and has given all notices to, all Governmental Authorities having jurisdiction, to the extent required for such ownership, operation and conduct; (v) is in compliance with its charter and bylaws; and
(vi) subject to specific representations set forth herein regarding ERISA, tax and other laws, is in compliance with all applicable provisions of law, except (in the case of each of the foregoing clauses (ii) through (vi)) where the failure to comply, individually or in the aggregate, could not reasonably be expected to have a Material Adverse Effect.

          (b) Corporate Power, Authorization, Enforceable Obligations.  The
              -------------------------------------------------------
execution, delivery and performance by the Servicer of this Agreement and the other Related Documents to which it is a party and, solely with respect to clause (vii) below, the exercise by each of the Borrower, the Lenders or the Administrative Agent of any of its rights and remedies under any Related Document to which it is a party (i) are within the Servicer's corporate power;
(ii) have been duly authorized by all necessary or proper corporate and shareholder action; (iii) do not contravene any provision of the Servicer's charter or bylaws; (iv) do not violate any law or regulation, or any order or decree of any court or Governmental Authority; (v) do not conflict with or result in the breach or termination of, constitute a default under or accelerate or permit the acceleration of any performance required by, any indenture, mortgage, deed of trust, lease, agreement or other instrument to which the Servicer is a party or by which the Servicer or any of the property of the Servicer is bound; (vi) do not result in the creation or imposition of any Adverse Claim upon any of the property of the Servicer; and (vii) do not require the consent or approval of any Governmental Authority or any other Person, except those which have been duly obtained, made or complied with prior to the Closing Date as provided in Section 3.01(b). On or prior to the Effective Date,
                            ---------------
each of the Related Documents to which the Servicer is a party shall have been duly executed and delivered by the Servicer and each such Related Document shall then constitute a legal, valid and binding obligation of the Servicer enforceable against it in accordance with its terms.

          (c) No Litigation.  Other than the Imperial Bankruptcy Proceeding, no
              -------------
Litigation is now pending or, to the knowledge of the Servicer, threatened against the Servicer that (i) challenges the Servicer's right or power to enter into or perform any of its obligations under the Related Documents to which it is a party, or the validity or enforceability of any Related Document or any action taken thereunder, (ii) seeks to prevent the transfer, sale, pledge or contribution of any Receivable or the consummation of any of the transactions contemplated under this Agreement or the other Related Documents, or (iii) except as set forth on Schedule 7.06(c), has a reasonable risk of being
                       ----------------
determined adversely to the Servicer and that, if so determined, could have a Material Adverse Effect.

          (d) Solvency.  Both before and after giving effect to (i) the
              --------
transactions contemplated by this Agreement and the other Related Documents and
(ii) the payment and accrual of all transaction costs in connection with the foregoing, the Servicer is and will be Solvent.

          (e) Taxes.  All tax returns, reports and statements, including
              -----
information returns, required by any Governmental Authority to be filed by the Servicer and each of its Affiliates included in the Parent Group have been filed with the appropriate Governmental Authority and all charges have been paid prior to the date on which any fine, penalty, interest or late charge may be added thereto for nonpayment thereof (or any such fine, penalty, interest, late charge or loss has been paid), excluding charges or other amounts being contested in accordance with Section 5.01(e) or other amounts not paid by any member of the
                ---------------
Parent Group other than the Servicer the nonpayment of which would not have a Material Adverse Effect. Proper and accurate amounts have been withheld by the Servicer or such Affiliate from its respective employees for all periods in full and complete compliance with all applicable federal, state, local and foreign laws and such withholdings have been timely paid to the respective Governmental Authorities. Schedule 7.06(e) sets forth as of the Closing Date (i) those
              ----------------
taxable years for which the Servicer's or such Affiliates' tax returns are currently being audited by the IRS or any other applicable Governmental Authority and (ii) any assessments or threatened assessments in connection with any such audit or otherwise currently outstanding. Except as described on
Schedule 7.06(e), neither the Servicer nor any such Affiliate has executed or
----------------
filed with the IRS or any other Governmental Authority any agreement or other document extending, or having the effect of extending, the period for assessment or collection of any charges. The Servicer is not liable for any charges: (A) under any agreement (including any tax sharing agreements) or (B) to the best of the Servicer's knowledge, as a transferee. As of the Closing Date, neither the Servicer nor any of its Affiliates included in the Parent Group has agreed or been requested to make any adjustment under IRC Section 481(a), by reason of a change in accounting method or otherwise, that would have a Material Adverse Effect.

          (f) Full Disclosure.  To the extent prepared by or based upon
              ---------------
information provided by the Servicer, all information contained in this Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any written statement furnished to any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is true and accurate in every material respect, and none of this Agreement, any Borrowing Base Certificate or any of the other Related Documents, or any written statement furnished to any Lender or the Administrative Agent pursuant to the terms of this Agreement or any of the other Related Documents is misleading as a result of the failure to include therein a material fact (it being understood that the foregoing shall not apply to projections of (i) future financial information or (ii) information related to Receivables which information shall be based upon the Parent's reasonable good faith estimates).

          (g) ERISA.  The Servicer is in compliance with ERISA and has not
              -----
incurred and does not expect to incur any liabilities (except for premium payments arising in the ordinary course of business) payable to the PBGC under ERISA except with respect to instances of the foregoing that would not be reasonably expected to have a Material Adverse Effect.

          (h) Brokers.  No broker or finder acting on behalf of the Servicer was
              -------
employed or utilized in connection with this Agreement or the other Related Documents or the transactions contemplated hereby or thereby and the Servicer has no obligation to any Person in respect of any finder's or brokerage fees in connection therewith.

          (i) Margin Regulations.  The Servicer is not engaged in the business
              ------------------
of extending credit for the purpose of "purchasing" or "carrying" any "margin security," as such terms are defined in Regulation U of the Federal Reserve Board as now and from time to time hereafter in effect (such securities being referred to herein as "Margin Stock"). The Servicer owns no Margin Stock, and no portion of the proceeds of the Advances made hereunder will be used, directly or indirectly, for the purpose of purchasing or carrying any Margin Stock, for the purpose of reducing or retiring any Debt that was originally incurred to purchase or carry any Margin Stock or for any other purpose that might cause any portion of such proceeds to be considered a "purpose credit" within the meaning of Regulations T, U or X of the Federal Reserve Board. The Servicer will not take or permit to be taken any action that might cause any Related Document to violate any regulation of the Federal Reserve Board.

          (j) Government Regulation.  The Servicer is not an "investment
              ---------------------
company" or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company," as such terms are defined in the Investment Company Act.

          (k) Deposit and Disbursement Accounts.  Schedule 4.01(q) lists all
              ---------------------------------   ----------------
banks and other financial institutions at which the Servicer maintains deposit or other bank accounts as of the Closing Date, including any Lockbox Accounts, and such schedule correctly identifies the name, address and telephone number of each depository, the name in which the account is held, a description of the purpose of the account, and the complete account number therefor.

          (l) No Material Adverse Effect.  The Servicer has no actual knowledge
              --------------------------
of any fact (including any defaults by the Obligor thereunder on any other Receivable) that would cause it or should have caused it to expect that any payments on any Transferred Receivable designated as an Eligible Receivable in any Borrowing Base Certificate will not be paid in full when due or that has caused it to expect any material adverse effect on any such Transferred Receivable.

          (m) Representations and Warranties in Other Related Documents.  Each
              ---------------------------------------------------------
of the representations and warranties of the Servicer contained in the Related Documents (other than this Agreement) is true and correct in all respects and the Servicer hereby makes each such representation and warranty to, and for the benefit of, the Lenders and the Administrative Agent as if the same were set forth in full herein.

          Section 7.07. Covenants of the Servicer. The Servicer covenants and
                        -------------------------
agrees that from and after the Effective Date and until the Termination Date:

          (a) Compliance with Agreements and Applicable Laws.  The Servicer
              ----------------------------------------------
shall perform each of its obligations under this Agreement and the other Related Documents and comply with all federal, state and local laws and regulations applicable to it and the Transferred Receivables, including those relating to truth in lending, retail installment sales, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices, privacy, licensing, taxation, ERISA and labor matters and environmental laws and environmental permits.

          (b) Maintenance of Existence and Conduct of Business.  The Servicer
              ------------------------------------------------
shall: (i) do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and its rights and franchises;
(ii) continue to conduct its business
substantially as now conducted or as otherwise permitted hereunder and in accordance with the terms of its certificate of incorporation and bylaws, (iii) at all times maintain, preserve and protect all of its assets and properties used or useful in the conduct of its business, including all licenses, permits, charters and registrations, and keep the same in good repair, working order and condition in all material respects (taking into consideration ordinary wear and tear) and from time to time make, or cause to be made, all necessary or appropriate repairs, replacements and improvements thereto consistent with industry practices; and (iv) transact business only in such corporate and trade names as are set forth in Schedule 7.07(b).
                          ----------------

          (c) Deposit of Collections.  The Servicer shall deposit or cause to be
              ----------------------
deposited promptly into a Lockbox Account, and in any event no later than the first Business Day after receipt thereof, all Collections it may receive with respect to any Transferred Receivable.

          (d) ERISA.  The Servicer shall give the Administrative Agent prompt
              -----
written notice of any event that could result in the imposition of a Lien under
Section 412 of the IRC or Section 302 or 4068 of ERISA.

          (e) Compliance with Credit and Collection Policies.  The Servicer
              ----------------------------------------------
shall comply in all respects with the Credit and Collection Policies with respect to each Transferred Receivable and the Contract therefor. The Servicer shall not amend, waive or modify any term or provision of the Credit and Collection Policies.

          (f) Ownership of Transferred Receivables.  The Servicer shall identify
              ------------------------------------
the Transferred Receivables clearly and unambiguously in its Servicing Records to reflect that a Lien on such Transferred Receivables has been granted to the Administrative Agent for the benefit of the Lenders.

          Section 7.08. Reporting Requirements of the Servicer.  The Servicer
                        --------------------------------------
hereby agrees that, from and after the Effective Date and until the Termination Date, it shall deliver or cause to be delivered to the Lenders and the Administrative Agent the financial statements, notices, and other information at the times, to the Persons and in the manner set forth in Section 5.02 and Annex
                                                         ------------     -----
5.02(a).  The proviso in the definition of Settlement Period shall not affect
-------
the timing of any delivery of any such information set forth in Section 5.02 or
                                                                ------------
Annex 5.02(a) or the time period covered by any such information.
------------

                                 ARTICLE VIII.

                          GRANT OF SECURITY INTERESTS

          Section 8.01. Borrower's Grant of Security Interest.  To secure the
                        -------------------------------------
prompt and complete payment, performance and observance of all Borrower Obligations, and to induce the Administrative Agent and the Lenders to enter into this Agreement and perform the obligations required to be performed by them hereunder in accordance with the terms and conditions thereof, the Borrower hereby grants, assigns, conveys, pledges, hypothecates and transfers to the Administrative Agent, for the benefit of itself and the Lenders a Lien upon and security interest in all of its right, title and interest in, to and under, but none of its obligations arising from, the following property, whether now owned by or owing to, or hereafter acquired by or arising in favor of, the Borrower (including under any trade names, styles or derivations of the Borrower), and regardless of where located (all of which being hereinafter collectively referred to as the "Borrower Collateral"):
                                                   -------------------

          (a) all Receivables;

          (b) the Sale Agreement, all Lockbox Account Agreements and all other Related Documents now or hereafter in effect relating to the purchase, servicing or processing of Receivables (collectively, the "Borrower Assigned Agreements"),
                                                 ----------------------------
including (i) all rights of the Borrower to receive moneys due and to become due thereunder or pursuant thereto, (ii) all rights of the Borrower to receive proceeds of any insurance, indemnity, warranty or guaranty with respect thereto,
(iii) all claims of the Borrower for damages or breach with respect thereto or for default thereunder and (iv) the right of the Borrower to amend, waive or terminate the same and to perform and to compel performance and otherwise exercise all remedies thereunder;

          (c) all of the following (collectively, the "Borrower Account
                                                       ----------------
Collateral"):
----------

              (i) the Lockbox Accounts, the Lockboxes, and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Lockbox Accounts, the Lockboxes or such funds,

              (ii) the Collection Account and all funds on deposit therein and all certificates and instruments, if any, from time to time representing or evidencing the Collection Account or such funds,

              (iii) all notes, certificates of deposit and other instruments from time to time delivered to or otherwise possessed by any Lender or any assignee or agent on behalf of any Lender in substitution for or in addition to any of the then existing Borrower Account Collateral, and

              (iv) all interest, dividends, cash, instruments, investment property and other property from time to time received, receivable or otherwise distributed with respect to or in exchange for any and all of the then existing Borrower Account Collateral;

          (d) all other property that may from time to time hereafter be granted and pledged by the Borrower or by any Person on its behalf under this Agreement, including any deposit with any Lender or the Administrative Agent of additional funds by the Borrower; and

          (e) to the extent not otherwise included, all proceeds and products of the foregoing and all accessions to, substitutions and replacements for, and profits of, each of the foregoing Borrower Collateral (including proceeds that constitute property of the types described in Sections 8.01(a) through (d)).
                                              ----------------         ---

          Section 8.02. Borrower's Certification. The Borrower hereby certifies
                        ------------------------
that (a) the benefits of the representations, warranties and covenants of each Originator made to the

Borrower under the Sale Agreement have been assigned by the Borrower to the Administrative Agent for the benefit of the Lenders hereunder; (b) the rights of the Borrower to require payment of a Rejected Amount from an Originator under the Sale Agreement may be enforced by the Lenders and the Administrative Agent; and (c) the Sale Agreement provides that the representations, warranties and covenants described in Sections 4.01, 4.02 and 4.03 thereof, the indemnification
                       -------------  ----     ----
and payment provisions of Article V thereof and the provisions of Sections
                          ---------
4.03(j), 8.03 and 8.14 thereof shall survive the sale of the Transferred
-------  ----     ----
Receivables (and undivided percentage ownership interests therein) and the termination of the Sale Agreement and this Agreement.

          Section 8.03. Delivery of Collateral. All certificates or instruments
                        ----------------------
representing or evidencing the Borrower Collateral shall be delivered to and held by or on behalf of the Administrative Agent and shall be in suitable form for transfer by delivery or shall be accompanied by duly executed instruments of transfer or assignment in blank, all in form and substance satisfactory to the Administrative Agent. The Administrative Agent shall have the right (a) at any time to exchange certificates or instruments representing or evidencing Borrower Collateral for certificates or instruments of smaller or larger denominations and (b) at any time in its discretion following the occurrence and during the continuation of a Termination Event and without notice to the Borrower, to transfer to or to register in the name of the Administrative Agent or its nominee any or all of the Borrower Collateral.

          Section 8.04. Borrower Remains Liable. It is expressly agreed by the
                        -----------------------
Borrower that, anything herein to the contrary notwithstanding, the Borrower shall remain liable under any and all of the Transferred Receivables, the Contracts therefor, the Borrower Assigned Agreements and any other agreements constituting the Borrower Collateral to which it is a party to observe and perform all the conditions and obligations to be observed and performed by it thereunder. The Lenders and the Administrative Agent shall not have any obligation or liability under any such Receivables, Contracts or agreements by reason of or arising out of this Agreement or the granting herein or therein of a Lien thereon or the receipt by the Administrative Agent or the Lenders of any payment relating thereto pursuant hereto or thereto. The exercise by any Lender or the Administrative Agent of any of its respective rights under this Agreement shall not release any Originator, the Borrower or the Servicer from any of their respective duties or obligations under any such Receivables, Contracts or agreements. None of the Lenders or the Administrative Agent shall be required or obligated in any manner to perform or fulfill any of the obligations of any Originator, the Borrower or the Servicer under or pursuant to any such Receivable, Contract or agreement, or to make any payment, or to make any inquiry as to the nature or the sufficiency of any payment received by it or the sufficiency of any performance by any party under any such Receivable, Contract or agreement, or to present or file any claims, or to take any action to collect or enforce any performance or the payment of any amounts that may have been assigned to it or to which it may be entitled at any time or times.

          Section 8.05. Covenants of the Borrower and the Servicer Regarding the
                        --------------------------------------------------------
Borrower Collateral.
-------------------

          (a) Offices and Records.  The Borrower shall maintain its principal
              -------------------
place of business and chief executive office and the office at which it stores its Records at the respective locations specified in Schedule 4.01(b) or, upon 30 days' prior written notice
                       ----------------
to the Administrative Agent, at such other location in a jurisdiction where all action requested by the Administrative Agent pursuant to Section 14.14 shall
                                                         -------------
have been taken with respect to the Borrower Collateral. Each of the Borrower and the Servicer shall, at its own cost and expense, maintain adequate and complete records of the Transferred Receivables and the Borrower Collateral, including records of any and all payments received, credits granted and merchandise returned with respect thereto and all other dealings therewith. Each of the Borrower and the Servicer shall, by no later than the Effective Date, mark conspicuously with a legend, in form and substance satisfactory to the Administrative Agent, its books and records (including computer records) and credit files pertaining to the Borrower Collateral, and its file cabinets or other storage facilities where it maintains information pertaining thereto, to evidence this Agreement and the assignment and Liens granted pursuant to this
Article VIII. Upon the occurrence and during the continuance of a Termination
------------
Event, the Borrower and the Servicer shall deliver and turn over such books and records to the Administrative Agent or its representatives at any time on demand of the Administrative Agent. Prior to the occurrence of a Termination Event and upon notice from the Administrative Agent, the Borrower and the Servicer shall permit any representative of the Administrative Agent to inspect such books and records and shall provide photocopies thereof to the Administrative Agent as more specifically set forth in Section 8.06(b).
                               ---------------

          (b) Access.  Each of the Borrower and the Servicer shall, at its own
              ------
expense, during normal business hours, from time to time upon one Business Day's prior notice as frequently as the Administrative Agent determines to be appropriate: (i) provide the Lenders, the Administrative Agent and any of their respective officers, employees and agents access to its properties (including properties utilized in connection with the collection, processing or servicing of the Transferred Receivables), facilities, advisors and employees (in the presence of an officer if so requested by the Borrower or the Servicer and if such officer is provided within one day of such request) (including officers) and to the Borrower Collateral, (ii) permit the Lenders, the Administrative Agent and any of their respective officers, employees and agents to inspect, audit and make extracts from its books and records, including all Records, (iii) permit the Lenders or the Administrative Agent and their respective officers, employees and agents to inspect, review and evaluate the Transferred Receivables and the Borrower Collateral and (iv) permit the Lenders or the Administrative Agent and their respective officers, employees and agents to discuss matters relating to the Transferred Receivables or its performance under this Agreement or the other Related Documents or its affairs, finances and accounts with any of its officers, directors, employees (in the presence of an officer if so requested by the Borrower or the Servicer and if such officer is provided within one day of such request), representatives or agents (in each case, with those persons having knowledge of such matters) and with its independent certified public accountants (in the presence of an officer if so requested by the Borrower or the Servicer and if such officer is provided within one day of such request). If (i) the Administrative Agent in good faith deems any Lender's rights or interests in the Transferred Receivables, the Borrower Assigned Agreements or any other Borrower Collateral insecure or the Administrative Agent, in good faith believes that an Incipient Termination Event or a Termination Event is imminent or (ii) an Incipient Termination Event or a Termination Event shall have occurred and be continuing then each of the Borrower and the Servicer shall, at its own expense, provide such access at all times without prior notice from the Administrative Agent and provide the Lenders or the Administrative Agent with access to its suppliers and customers. Each of the Borrower and the Servicer shall make available to the Administrative Agent and its counsel, as quickly as is possible under the circumstances, originals or copies of all books and records, including Records, that the Administrative Agent may request. Each of the Borrower and the Servicer shall deliver any document or instrument necessary for the Administrative Agent, as the Administrative Agent may from time to time request, to obtain records from any service bureau or other Person that maintains records for the Borrower or the Servicer, and shall maintain duplicate records or supporting documentation on media, including computer tapes and discs owned by the Borrower or the Servicer.

          (c) Communication with Accountants.  Each of the Borrower and the
              ------------------------------
Servicer authorizes the Lenders and the Administrative Agent to communicate directly with its independent certified public accountants (in the presence of an officer if so requested by the Borrower or the Servicer and if such officer is provided within one day of such request) and authorizes and shall instruct those accountants and advisors to disclose and make available to the Lenders and the Administrative Agent any and all financial statements and other supporting financial documents, schedules and information relating to the Borrower or the Servicer (including copies of any issued management letters) with respect to its business, financial condition and other affairs.

          (d) Collection of Transferred Receivables.  Except as otherwise
              -------------------------------------
provided in this Section 8.06(d), the Servicer shall continue to collect or
                 ---------------
cause to be collected, at its sole cost and expense, all amounts due or to become due to the Borrower under the Transferred Receivables, the Borrower Assigned Agreements and any other Borrower Collateral. In connection therewith, the Borrower and the Servicer shall take such action as it, and from and after the occurrence and during the continuance of a Termination Event, the Administrative Agent, may deem necessary or desirable to enforce collection of the Transferred Receivables, the Borrower Assigned Agreements and the other Borrower Collateral; provided, that the Administrative Agent may, if a
                     --------
Termination Event shall have occurred and be continuing without prior notice to the Borrower or the Servicer, notify any Obligor under any Transferred Receivable or obligors under the Borrower Assigned Agreements of the assignment of such Transferred Receivables or Borrower Assigned Agreements, as the case may be, to the Administrative Agent on behalf of the Lenders hereunder and direct that payments of all amounts due or to become due to the Borrower thereunder be made directly to the Administrative Agent or any servicer, collection agent or lockbox or other account designated by the Administrative Agent and, upon such notification and at the sole cost and expense of the Borrower, the Administrative Agent may enforce collection of any such Transferred Receivable or the Borrower Assigned Agreements and adjust, settle or compromise the amount or payment thereof. The Administrative Agent shall provide prompt notice to the Borrower and the Servicer of any such notification of assignment or direction of payment to the Obligors under any Transferred Receivables.

          (e) Performance of Borrower Assigned Agreements.  Each of the Borrower
              -------------------------------------------
and the Servicer shall (i) perform and observe all the terms and provisions of the Borrower Assigned Agreements to be performed or observed by it, maintain the Borrower Assigned Agreements in full force and effect, enforce the Borrower Assigned Agreements in accordance with their terms and take all action as may from time to time be requested by the Administrative Agent in order to accomplish the foregoing, and (ii) upon the request of and as directed by the Administrative Agent, make such demands and requests to any other party to the Borrower Assigned Agreements as are permitted to be made by the Borrower or the Servicer thereunder.

          (f) License for Use of Software and Other Intellectual Property.
              -----------------------------------------------------------
Unless expressly prohibited by the licensor thereof or any provision of applicable law, if any, each of the Borrower and the Servicer hereby grants to the Administrative Agent on behalf of the Lenders a limited license to use, without charge, the Borrower's and the Servicer's computer programs, software, printouts and other computer materials, technical knowledge or processes, data bases, materials, trademarks, registered trademarks, trademark applications, service marks, registered service marks, service mark applications, patents, patent applications, trade names, rights of use of any name, labels, fictitious names, inventions, designs, trade secrets, goodwill, registrations, copyrights, copyright applications, permits, licenses, franchises, customer lists, credit files, correspondence, and advertising materials or any property of a similar nature, as it pertains to the Borrower Collateral, or any rights to any of the foregoing, only as reasonably required in connection with the advertising for sale, and selling any of the Borrower Collateral, or exercising of any other remedies hereto, and each of the Borrower and the Servicer agrees that its rights under all licenses and franchise agreements shall inure to the Administrative Agent's benefit (on behalf of the Lenders) for purposes of the license granted herein. Except upon the occurrence and continuation of a Termination Event, the Administrative Agent and the Lenders agree not to use any such license without giving the Borrower and the Servicer prior written notice.

                                  ARTICLE IX.

                              TERMINATION EVENTS

          Section 9.01. Termination Events. If any of the following events
                        ------------------
(each, a "Termination Event") shall occur (regardless of the reason therefor):
          -----------------

          (a) the Borrower shall (i) fail to make any payment of any Borrower Obligation when due and payable and the same shall remain unremedied for one Business Day or more, or (ii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 9.01) and
                                                             ------------
the same shall remain unremedied for two (2) Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Borrower; or

          (b) (i) a default or breach shall occur under any other agreement, document or instrument to which an Originator, the Borrower or the Parent or any of its Subsidiaries is a party or by which any such Person or its property is bound, which agreement, document or instrument relates to or evidences Debt owed by such Person to General Electric Capital Corporation or any of its Affiliates, and such default or breach has not been waived; or (ii) a default or breach shall occur under any other agreement, document or instrument to which an Originator, the Borrower or the Parent or any of its Subsidiaries is a party or by which any such Person or its property is bound, and such default or breach has not been waived and (1) involves a Debt which, except with respect to a Debt of the Borrower, is in an aggregate principal amount in excess of $1,000,000, (2) permits any holder of such Debt or a trustee or agent to cause such Debt or a portion thereof which, except with respect to the Borrower, is in excess of a principal amount of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment or (3) causes Debt or a portion thereof which, except with respect to the Borrower, is in excess of a principal amount of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; provided, the draw on one or more letters of credit
                            --------
in an aggregate amount of $2,000,000 by The Bank of New York, as Trustee for the holders of the Industrial Development Authority of the City of Visalia, Savannah Foods & Industries, Inc. Project Series 1990 bonds as a result of the failure to post a letter of credit with a termination date of September, 2002 shall not constitute a Termination Event by reason of this Section 9.01(b); or
                                                 ---------------

          (c) a case or proceeding shall have been commenced against the Borrower, the Parent or any of its Subsidiaries, or any Originator seeking a decree or order in respect of any such Person under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (i) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (ii) ordering the winding-up or liquidation of the affairs of any such Person, and such case or proceeding continues for 60 days unless dismissed, bonded or discharged; provided, however, that such 60-day period
                                 --------  -------
shall be deemed terminated immediately if (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (c) or (y) any of the events described in Section 9.01(d)
        --------------    ---                                ---------------
shall have occurred; or

          (d) the Borrower, the Parent or any of its Subsidiaries, or any Originator shall (i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law,
(ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

          (e) (i) any Originator, the Borrower, the Parent or any of its Subsidiaries, or the Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or (ii) the fair market value of the liabilities of any Originator, the Borrower, the Parent, or any Subsidiary of the Parent exceeds the fair market value of its assets; or

          (f) a final judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate (net of insurance proceeds) at any time outstanding shall be rendered against any Originator, the Parent or any Subsidiary of the Parent and either (i) enforcement proceedings shall have been commenced upon any such judgment or (ii) the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

          (g) a judgment or order for the payment of money shall be rendered against the Borrower; or

          (h) (i) any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect, or (ii) any representation or warranty of any Originator or the Borrower herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by or on behalf of such Originator or the Borrower to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made; or

          (i) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any assets of any Originator, the Parent or any of its Subsidiaries and the amount claimed by such Governmental Authority is in excess of $1,000,000 (other than a Lien (i) limited by its terms to assets other than Receivables and (ii) not materially adversely affecting the financial condition of such Originator, the Parent or Subsidiary of the Parent or the ability of the Imperial Distributing, Inc. to perform as Servicer hereunder); or

          (j) any Governmental Authority (including the IRS or the PBGC) shall file notice of a Lien with regard to any of the assets of the Borrower; or

          (k) (1) there shall have occurred any event which in the reasonable judgment of the Administrative Agent, materially adversely impairs (i) the ability of any Originator to originate Receivables of a credit quality which are at least of the credit quality of the Receivables as of the date of the initial Advance hereunder, (ii) the financial condition or operations of any Originator, the Borrower or the Parent, or (iii) the collectibility of Receivables, or (2) the Administrative Agent shall have determined (and so notified the Borrower) that any event or condition that has had or could reasonably be expected to have or result in a Material Adverse Effect has occurred; or

          (l) (i) a default or breach shall occur under any provision of Sections 4.04, 5.01 or 8.14 of the Sale Agreement and the same shall remain
-------------  ----    ----
unremedied for one Business Day or more after the occurrence thereof, (ii) a default or breach shall occur under any other provision of the Sale Agreement and the same shall remain unremedied for two (2) Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Borrower or (iii) the Sale Agreement shall for any reason cease to evidence the transfer to the Borrower of the legal and equitable title to, and ownership of, the Transferred Receivables; or

          (m) except as otherwise expressly provided herein, any Lockbox Account Agreement or the Sale Agreement shall have been modified, amended or terminated without the prior written consent of the Lenders and the Administrative Agent; or

          (n) an Event of Servicer Termination shall have occurred; or

          (o) (i) with respect to the Transferred Receivables, (A) prior to the making of Advances hereunder, the Borrower shall cease to hold valid and properly perfected title to and sole record and beneficial ownership in such Transferred Receivables or (B) after the making of Advances hereunder, the Administrative Agent (on behalf of the Lenders) shall cease to hold a first priority, perfected Lien in the related Transferred Receivables or any of the Borrower Collateral; or

          (p)   a Change of Control shall occur; or

          (q) the Borrower shall amend its Certificate of Formation or limited liability company agreement without the express prior written consent of the Lenders and the Administrative Agent; or

          (r)   the Borrower shall have received an Election Notice pursuant to
Section 2.01(d) of the Sale Agreement; or
---------------

          (s) (i) the Default Ratio shall exceed 6.5%; (ii) the Delinquency Ratio shall exceed 4.5%; (iii) the Dilution Ratio shall exceed 7.0%; (iv) the Receivables Collection Turnover shall exceed 30 days; or (v) the Borrower's Net Worth Percentage shall be less than 15%; or

          (t) a default or breach of any of the financial covenants of the Parent and its Subsidiaries set forth in Article VII of the Credit Agreement as in effect on the Closing Date; such covenants to include: (i) the "Consolidated Net Worth" covenant contained in Section 7.1(c) of the Credit Agreement, and
(ii) the "Minimum EBITDA" covenant contained in Section 7.1(d) of the Credit Agreement, each of which is hereby incorporated by reference and all corresponding defined terms, provided that, no modification to such covenants or
                             -------- ----
defined terms used in such financial covenants (or any embedded defined term used or referred to in such definitions) shall be effective to amend such covenants and defined terms for purposes of this Agreement without the prior written consent of the Administrative Agent; to the extent such written consent is not obtained with respect to an amendment, the financial covenants (and any relevant defined terms) contained in the Credit Agreement without giving effect to such amendment shall remain in effect for purposes of this Agreement; or

          (u) any material provision of any Related Document shall for any reason cease to be valid, binding and enforceable in accordance with its terms (or any Originator or the Borrower shall challenge the enforceability of any Related Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Related Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms);

          (v) the incurrence of a liability to the PBGC under ERISA by the Parent, any Originator or the Servicer (except for premium payments arising in the ordinary course of business), in excess of $1,000,000;

          (w)   the condition precedent to the initial Advance set forth in
Section 3.02(a) hereof shall not have been satisfied on or before September 30,
---------------
2001; or

          (x) the "Consolidated Fixed Charge Coverage Ratio" (as defined in the Credit Agreement as in effect as of the Closing Date) as of the end of any fiscal quarter is less than the ratio set forth below opposite such fiscal quarter:

----------------------------------------------------------------------------------------------------------
             Fiscal Quarter                       Consolidated Fixed Charge Coverage Ratio
----------------------------------------------------------------------------------------------------------
September 30, 2001                              0.11 to 1.00
----------------------------------------------------------------------------------------------------------
December 31, 2001                               0.02 to 1.00
----------------------------------------------------------------------------------------------------------
March 31, 2002                                  0.07 to 1.00
----------------------------------------------------------------------------------------------------------
June 30, 2002                                   0.47 to 1.00
----------------------------------------------------------------------------------------------------------
September 30, 2002                              0.80 to 1.00
----------------------------------------------------------------------------------------------------------
Each fiscal quarter thereafter                  1.00 to 1.00
----------------------------------------------------------------------------------------------------------

then, and in any such event, the Administrative Agent, may, with the consent of the Lenders, and shall, at the request of the Lenders, by notice to the Borrower, declare the Commitment Termination Date to have occurred without demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, that the Commitment Termination Date shall
                        --------
automatically occur (i) upon the occurrence of any of the Termination Events described in Sections 9.01(c), (d), (e) or (r) or (ii) three days after the
             ----------------  ---  ---    ---
occurrence of the Termination Event described in Section 9.01(a)(i) if the same
                                                 ------------------
shall not have been remedied by such time, in each case without demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

          Section 9.02. Events of Servicer Termination. If any of the following
                        ------------------------------
events (each, an "Event of Servicer Termination") shall occur (regardless of the
                  -----------------------------
reason therefor):

          (a) the Servicer shall (i) fail to make any payment or deposit hereunder when due and payable, (ii) fail to deliver when due any of the reports required to be delivered pursuant to Section 5.02 and 7.08 or any other report
                                     ------------     ----
related to the Receivables as required by the other Related Documents and the same shall remain unremedied for two (2) Business Days or more after written notice thereof shall have been given by the Lenders or the Administrative Agent to the Servicer or (iii) fail or neglect to perform, keep or observe any other provision of this Agreement or the other Related Documents (other than any provision embodied in or covered by any other clause of this Section 9.02) and
                                                             ------------
the same shall remain unremedied for five (5) Business Days or more after written notice thereof shall have been given by the Administrative Agent to the Borrower; or

          (b) fail or neglect to perform, keep or observe any provision of this Agreement or the other Related Documents including, without limitation, the obligation to make any payment or deposit hereunder or thereunder; or

          (c) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate made or delivered by the Servicer to the Lenders or the Administrative Agent hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made; or

          (d) (i) a default or breach shall occur under any other agreement, document or instrument to which the Servicer is a party or by which the Servicer or its property is bound, which agreement, document or instrument relates to or evidences Debt owed by the Servicer to General Electric Capital Corporation or any of its Affiliates, and such default or breach has not been waived; or (ii) a default or breach shall occur under any other agreement, document or instrument to which the Servicer is a party or by which any such Person or its property is bound, and such default or breach has not been waived and (1) involves a Debt which is in an aggregate principal amount in excess of $1,000,000, (2) permits any holder of such Debt or a trustee or agent to cause such Debt or a portion thereof which is in excess of a principal amount of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment or (3) causes Debt or a portion thereof which is in excess of a principal amount of $1,000,000 in the aggregate to become due prior to its stated maturity or prior to its regularly scheduled dates of payment; or

          (e) a case or proceeding shall have been commenced against the Servicer or any Affiliate which acts as a Sub-Servicer seeking a decree or order in respect of any such Person (i) under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) appointing a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, or (iii) ordering the winding-up or liquidation of the affairs of any such Person , and such case or proceeding continues for 60 days unless dismissed, bonded or discharged; provided, however, that such 60-day period
                                 --------  -------
shall be deemed terminated immediately of (x) a decree or order is entered by a court of competent jurisdiction with respect to a case or proceeding described in this subsection (e), or (y) any of the events described in Section 9.02(f)
        --------------                                        ---------------
shall have occurred; or

          (f)   the Servicer or any Affiliate which acts as a Sub-Servicer shall
(i) file a petition seeking relief under the Bankruptcy Code or any other applicable federal, state or foreign bankruptcy or other similar law, (ii) consent or fail to object in a timely and appropriate manner to the institution of proceedings thereunder or to the filing of any such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee or sequestrator (or similar official) for any such Person or for any substantial part of such Person's assets, (iii) make an assignment for the benefit of creditors, or (iv) take any corporate action in furtherance of any of the foregoing; or

          (g) (i) the Servicer or any Affiliate which acts as a Sub-Servicer generally does not pay its debts as such debts become due or admits in writing its inability to, or is generally unable to, pay its debts as such debts become due or (ii) the fair market value of the Servicer's liabilities exceeds the fair market value of its assets; or

          (h) a final judgment or judgments for the payment of money in excess of $2,500,000 in the aggregate (net of insurance proceeds) at any time outstanding shall be rendered against the Servicer or any other Subsidiary of the Parent which acts as a Sub-Servicer and either (i) enforcement proceedings shall have been commenced upon any such judgment or (ii) the same shall not, within 30 days after the entry thereof, have been discharged or execution thereof stayed or bonded pending appeal, or shall not have been discharged prior to the expiration of any such stay; or

          (i) (i) any information contained in any Borrowing Base Certificate is untrue or incorrect in any material respect or (ii) any representation or warranty of the Servicer herein or in any other Related Document or in any written statement, report, financial statement or certificate (other than a Borrowing Base Certificate) made or delivered by the Servicer to any Affected Party hereto or thereto is untrue or incorrect in any material respect as of the date when made or deemed made and such representation and warranty, if relating to any Transferred Receivable, has not been cured by the repurchase of any such Transferred Receivable pursuant to Section 4.04 of the Sale and Contribution Agreement; or

          (j) the Administrative Agent shall have determined that any event or condition that materially adversely affects the ability of the Servicer to collect the Transferred Receivables or to otherwise perform hereunder has occurred; or

          (k) a Termination Event shall have occurred or this Agreement shall have been terminated; or

          (l) a deterioration has taken place in the quality of servicing of Transferred Receivables or other Receivables serviced by the Servicer that the Administrative Agent, in its sole discretion, determines to be material, and such material deterioration has not been eliminated within 30 days after written notice thereof shall have been given by the Administrative Agent to the Servicer; or

          (m) the Servicer shall assign or purport to assign any of its obligations hereunder without the prior written consent of the Administrative Agent; or

          (n)   a Change of Control shall occur with respect to the Servicer;

then, and in any such event, the Administrative Agent may, with the consent of the Lenders, and shall, at the request of the Lenders, by delivery of a Servicer Termination Notice to the Borrower and the Servicer, terminate the servicing responsibilities of the Servicer hereunder, without demand, protest or further notice of any kind, all of which are hereby waived by the Servicer. Upon the delivery of any such notice, all authority and power of the Servicer under this Agreement and the Sale Agreement shall pass to and be vested in the Successor Servicer acting pursuant to Section 11.02; provided, that notwithstanding
                            -------------  --------
anything to the contrary herein, the Servicer agrees to continue to follow the procedures set forth in Section 7.02 with respect to Collections on the
                        ------------
Transferred Receivables until a Successor Servicer has assumed the responsibilities and obligations of the Servicer in accordance with Section
                                                                    -------
11.02.
-----

                                  ARTICLE X.

                                   REMEDIES

          Section 10.01. Actions Upon Termination Event. If any Termination
                         ------------------------------
Event shall have occurred and be continuing and the Administrative Agent shall have declared the

Commitment Termination Date to have occurred or the Commitment Termination Date shall be deemed to have occurred pursuant to Section 9.01, then the
                                             ------------
Administrative Agent may exercise in respect of the Borrower Collateral, in addition to any and all other rights and remedies granted to it hereunder, under any other Related Document or under any other instrument or agreement securing, evidencing or relating to the Borrower Obligations or otherwise available to it, all of the rights and remedies of a secured party upon default under the UCC (such rights and remedies to be cumulative and nonexclusive), and, in addition, may take the following actions:

          (a) The Administrative Agent may, without notice to the Borrower except as required by law and at any time or from time to time, charge, offset or otherwise apply amounts payable to the Borrower from the Collection Account or any Lockbox Account against all or any part of the Borrower Obligations.

          (b) The Administrative Agent may, without notice except as specified below, solicit and accept bids for and sell the Borrower Collateral or any part thereof in one or more parcels at public or private sale, at any exchange, broker's board or any of the Lenders', or Agent's offices or elsewhere, for cash, on credit or for future delivery, and upon such other terms as the Administrative Agent may deem commercially reasonable. The Administrative Agent shall have the right to conduct such sales on the Borrower's premises or elsewhere and shall have the right to use any of the Borrower's premises without charge for such sales at such time or times as the Administrative Agent deems necessary or advisable. The Borrower agrees that, to the extent notice of sale shall be required by law, at least ten Business Days' notice to the Borrower of the time and place of any public sale or the time after which any private sale is to be made shall constitute reasonable notification. The Administrative Agent shall not be obligated to make any sale of Borrower Collateral regardless of notice of sale having been given. The Administrative Agent may adjourn any public or private sale from time to time by announcement at the time and place fixed for such sale, and such sale may, without further notice, be made at the time and place to which it was so adjourned. Every such sale shall operate to divest all right, title, interest, claim and demand whatsoever of the Borrower in and to the Borrower Collateral so sold, and shall be a perpetual bar, both at law and in equity, against each Originator, the Borrower, any Person claiming the Borrower Collateral sold through any Originator or the Borrower, and their respective successors or assigns. The Administrative Agent shall deposit the net proceeds of any such sale in the Collection Account and such proceeds shall be applied against all or any part of the Borrower Obligations.

          (c)   Upon the completion of any sale under Section 10.01(b), the
                                                      ----------------
Borrower or the Servicer shall deliver or cause to be delivered to the purchaser or purchasers at such sale on the date thereof, or within a reasonable time thereafter if it shall be impracticable to make immediate delivery, all of the Borrower Collateral sold on such date, but in any event full title and right of possession to such property shall vest in such purchaser or purchasers upon the completion of such sale. Nevertheless, if so requested by the Administrative Agent or by any such purchaser, the Borrower shall confirm any such sale or transfer by executing and delivering to such purchaser all proper instruments of conveyance and transfer and releases as may be designated in any such request.

          (d)   At any sale under Section 10.01(b), any Lender or the
                                  ----------------
Administrative Agent may bid for and purchase the property offered for sale and, upon compliance with the terms of sale, may hold, retain and dispose of such property without further accountability therefor.

          (e) The Administrative Agent may exercise, at the sole cost and expense of the Borrower, any and all rights and remedies of the Borrower under or in connection with the Borrower Assigned Agreements or the other Borrower Collateral, including any and all rights of the Borrower to demand or otherwise require payment of any amount under, or performance of any provisions of, the Borrower Assigned Agreements.

          Section 10.02. Exercise of Remedies. No failure or delay on the part
                         --------------------
of the Administrative Agent in exercising any right, power or privilege under this Agreement and no course of dealing between any Originator, the Borrower or the Servicer, on the one hand, and the Administrative Agent, on the other hand, shall operate as a waiver of such right, power or privilege, nor shall any single or partial exercise of any right, power or privilege under this Agreement preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege. The rights and remedies under this Agreement are cumulative, may be exercised singly or concurrently, and are not exclusive of any rights or remedies that the Administrative Agent would otherwise have at law or in equity. No notice to or demand on any party hereto shall entitle such party to any other or further notice or demand in similar or other circumstances, or constitute a waiver of the right of the party providing such notice or making such demand to any other or further action in any circumstances without notice or demand.

          Section 10.03. Power of Attorney. On the Closing Date, each of the
                         -----------------
Borrower and the Servicer shall execute and deliver a power of attorney substantially in the form attached hereto as Exhibit 10.03 (each, a "Power of
                                             -------------           --------
Attorney"). The power of attorney granted pursuant to each Power of Attorney is
--------
a power coupled with an interest and shall be irrevocable until all of the Borrower Obligations are indefeasibly paid or otherwise satisfied in full. The powers conferred on the Administrative Agent under each Power of Attorney are solely to protect the Lender's Liens upon and interests in the Borrower Collateral and shall not impose any duty upon the Administrative Agent to exercise any such powers. The Administrative Agent shall not be accountable for any amount other than amounts that it actually receives as a result of the exercise of such powers and none of the Administrative Agent's officers, directors, employees, agents or representatives shall be responsible to the Borrower or the Servicer for any act or failure to act, except to the extent of damages attributable to their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction.

          Section 10.04. Continuing Security Interest. This Agreement shall
                         ----------------------------
create a continuing Lien in the Borrower Collateral until the Termination Date.

                                  ARTICLE XI.

                         SUCCESSOR SERVICER PROVISIONS

          Section 11.01. Servicer Not to Resign. The Servicer shall not resign
                         ----------------------
from the obligations and duties hereby imposed on it except upon a determination that (a) the performance of its duties hereunder has become impermissible under applicable law or regulation and (b) there is no reasonable action that the Servicer could take to make the performance of its duties hereunder become permissible under applicable law. Any such determination shall (i) with respect to clause (a) above, be evide nced by an opinion of counsel to such effect and
   ----------
(ii) with respect to clause (b) above, be evidenced by an Officer's Certificate
                     ----------
to such effect, in each case delivered to the Lender and the Administrative Agent. No such resignation shall become effective until a Successor Servicer shall have assumed the responsibilities and obligations of the Servicer in accordance with Section 11.02.
                -------------

          Section 11.02. Appointment of the Successor Servicer. In connection
                         -------------------------------------
with the termination of the Servicer's responsibilities or the resignation by the Servicer under this Agreement pursuant to Sections 9.02 or 11.01, the
                                              -------------    -----
Administrative Agent shall (a) succeed to and assume all of the Servicer's responsibilities, rights, duties and obligations as Servicer (but not in any other capacity, including specifically not the obligations of the Servicer set forth in Section 12.02) under this Agreement (and except that the Administrative
         -------------
Agent makes no representations and warranties pursuant to Section 4.02) and (b)
                                                          -------------
may at any time appoint a successor servicer to the Servicer that shall be acceptable to the Administrative Agent and shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Servicer under this Agreement (the Administrative Agent, in such capacity, or such successor servicer being referred to as the "Successor Servicer"); provided, that the
                                   ------------------    --------
Successor Servicer shall have no responsibility for any actions of the Servicer prior to the date of its appointment or assumption of duties as Successor Servicer. In selecting a Successor Servicer, the Administrative Agent may obtain bids from any potential Successor Servicer and may agree to any bid it deems appropriate. The Successor Servicer shall accept its appointment by executing, acknowledging and delivering to the Administrative Agent an instrument in form and substance acceptable to the Administrative Agent.

          Section 11.03. Duties of the Servicer. The Servicer covenants and
                         ----------------------
agrees that, following the appointment of, or assumption of duties by, a Successor Servicer:

          (a) The Servicer shall terminate its activities as Servicer hereunder in a manner that facilitates the transfer of servicing duties to the Successor Servicer and is otherwise acceptable to each Lender and the Administrative Agent and, without limiting the generality of the foregoing, shall timely deliver (i) any funds to the Administrative Agent that were required to be remitted to the Administrative Agent for deposit in the Collection Account and (ii) all Servicing Records and other information with respect to the Transferred Receivables to the Successor Servicer at a place selected by the Successor Servicer. The Servicer shall account for all funds and shall execute and deliver such instruments and do such other things as may be required to vest and confirm in the Successor Servicer all rights, powers, duties, responsibilities, obligations and liabilities of the Servicer.

          (b) The Servicer shall terminate each existing Sub-Servicing Agreement and the Successor Servicer shall not be deemed to have assumed any of the Servicer's interests therein or to have replaced the Servicer as a party thereto.

          Section 11.04. Effect of Termination or Resignation. Any termination
                         ------------------------------------
of or resignation by the Servicer hereunder shall not affect any claims that the Borrower, the Lenders, or the Administrative Agent may have against the Servicer for events or actions taken or not taken by the Servicer arising prior to any such termination or resignation.

                                  ARTICLE XII.

                                INDEMNIFICATION

          Section 12.01. Indemnities by the Borrower.
                         ---------------------------

          (a) Without limiting any other rights that the Lenders or the Administrative Agent or any of their respective officers, directors, employees, attorneys, agents or representatives (each, an "Indemnified Person") may have
                                                ------------------
hereunder or under applicable law, the Borrower hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of the transactions contemplated under this Agreement or under any other Related Document or any actions or failures to act in connection therewith, including any and all reasonable legal costs and reasonable expenses arising out of or incurred in connection with disputes between or among any parties to any of the Related Documents; provided, that the Borrower shall not be liable for any
           --------
indemnification to an Indemnified Person to the extent that any such Indemnified Amount results from (i) such Indemnified Person's gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction or (ii) such Indemnified Persons' breach of any provision of this Agreement or any other Related Document applicable to it, as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, the Borrower shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

               (i) reliance on any representation or warranty made or deemed made by the Borrower (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Borrower pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

               (ii) the failure by the Borrower to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation; or

               (iii) (1) the failure to vest and maintain vested in the Borrower or the Lender valid and properly perfected title to and sole record and beneficial ownership of the Receivables that constitute Transferred Receivables, together with all Collections in respect thereof, free and clear of any Adverse Claim and (2) the failure to maintain or transfer to the Administrative Agent, for the benefit of itself and the Lenders a first, priority, perfected Lien in the Borrower Collateral;

               (iv) any dispute, claim, offset or defense of any Obligor (other than its discharge in bankruptcy) to the payment of any Transferred Receivable (including a defense based on such Receivable or the Contract therefor not being a legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of the merchandise or services giving rise to such Receivable or the furnishing of or failure to furnish such merchandise or services or relating to collection activities with respect to such Receivable (if such collection activities were performed by any of its Affiliates acting as Servicer), except to the extent that such dispute, claim, offset or defense results from any action or inaction on the part of any Indemnified Person;

               (v) any products liability claim or other claim arising out of or in connection with merchandise, insurance or services that is the subject of any Contract with respect to any Transferred Receivable;

               (vi) the commingling of Collections with respect to Transferred Receivables by the Borrower at any time with its other funds or the funds of any other Person;

               (vii) any failure by the Borrower to cause the filing of, or any delay in filing, financing statements or other similar instruments or documents under the UCC of any applicable jurisdiction or any other applicable laws with respect to any Transferred Receivable hereunder, whether at the time of the Borrower's purchase of such Receivable or any Advance made hereunder or at any subsequent time; or

               (viii) any failure of a Lockbox Bank to comply with the terms of the applicable Lockbox Account Agreement.

          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 12.01 not paid in accordance with Article VI shall be paid by
        -------------                             ----------
the Borrower to the Indemnified Person entitled thereto within five Business Days following demand therefor.

          Section 12.02. Indemnities by the Servicer.
                         ---------------------------

          (a) Without limiting any other rights that an Indemnified Person may have hereunder or under applicable law, the Servicer hereby agrees to indemnify and hold harmless each Indemnified Person from and against any and all Indemnified Amounts that may be claimed or asserted against or incurred by any such Indemnified Person in connection with or arising out of any breach by the Servicer of its obligations hereunder or under any other Related Document; provided, that the Servicer shall not be liable for any indemnification to an
--------
Indemnified Person to the extent that any such Indemnified Amount (x) results from (i) such Indemnified Person's gross negligence or willful misconduct, in each case as finally determined by a court of competent jurisdiction or (ii) such Indemnified Person's breach of any provision of this Agreement or any other Related Document applicable to it, as finally determined by a court of competent or (y) constitutes recourse for uncollectible or uncollected Transferred Receivables as a result of the insolvency, bankruptcy or lack of creditworthiness of any Obligor. Without limiting the generality of the foregoing, the Servicer shall pay on demand to each Indemnified Person any and all Indemnified Amounts relating to or resulting from:

               (i) reliance on any representation or warranty made or deemed made by the Servicer (or any of its officers) under or in connection with this Agreement or any other Related Document or on any other information delivered by the Servicer pursuant hereto or thereto that shall have been incorrect in any material respect when made or deemed made or delivered;

               (ii) the failure by the Servicer to comply with any term, provision or covenant contained in this Agreement, any other Related Document or any agreement executed in connection herewith or therewith, any applicable law, rule or regulation with respect to any Transferred Receivable or the Contract therefor, or the nonconformity of any Transferred Receivable or the Contract therefor with any such applicable law, rule or regulation;

               (iii) the imposition of any Adverse Claim with respect to any Transferred Receivable or the Borrower Collateral as a result of any action taken by the Servicer; or

               (iv) the commingling of Collections with respect to Transferred Receivables by the Servicer at any time with its other funds or the funds of any other Person.

          (b) Any Indemnified Amounts subject to the indemnification provisions of this Section 12.02 not paid in accordance with Article VI shall be paid by
        -------------                             ----------
the Servicer to the Indemnified Person entitled thereto within five Business Days following demand therefor.

          Section 12.03.    Limitation of Damages; Indemnified Persons.  NO
                            ------------------------------------------
INDEMNIFIED PERSON OR PARTY TO THIS AGREEMENT SHALL BE RESPONSIBLE OR LIABLE TO ANY OTHER PARTY TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT, ANY SUCCESSOR, ASSIGNEE OR THIRD PARTY BENEFICIARY OF SUCH PERSON OR ANY OTHER PERSON ASSERTING CLAIMS DERIVATIVELY THROUGH SUCH PARTY, FOR INDIRECT, PUNITIVE, EXEMPLARY OR CONSEQUENTIAL DAMAGES THAT MAY BE ALLEGED AS A RESULT OF ANY TRANSACTION CONTEMPLATED HEREUNDER OR THEREUNDER.

                                 ARTICLE XIII.

                             ADMINISTRATIVE AGENT

          Section 13.01.    Authorization and Action.
                            ------------------------

          (a) The Administrative Agent may take such action and carry out such functions under this Agreement as are authorized to be performed by it pursuant to the terms of this Agreement, any other Related Document or otherwise contemplated hereby or thereby or are reasonably incidental thereto; provided,
                                                                     --------
that the duties of the Administrative Agent hereunder shall be determined solely by the express provisions of this Agreement, and, other than the duties set forth in Section 13.02, any permissive right of the Administrative Agent
         -------------
hereunder shall not be construed as a duty.

          Section 13.02.    Reliance.  None of the Administrative Agent, any of
                            --------
its Affiliates or any of their respective directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by any of them under or in connection with this Agreement or the other Related Documents, except for damages solely caused by its or their own gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the generality of the foregoing, and notwithstanding any term or provision hereof to the contrary, the Borrower, the Servicer, and each Lender hereby acknowledge and agree that the Administrative Agent (a) acts as agent hereunder for the Lenders and has no duties or obligations to, shall incur no liabilities or obligations to, and does not act as an agent in any capacity for, the Borrower (other than, with respect to the Administrative Agent, under the Power of Attorney with respect to remedial actions) or the Originators, (b) may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts, (c) makes no representation or warranty hereunder to any Affected Party and shall not be responsible to any such Person for any statements, representations or warranties made in or in connection with this Agreement or the other Related Documents, (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of this Agreement, or the other Related Documents on the part of the Borrower, the Servicer, any Lender or to inspect the property (including the books and records) of the Borrower, the Servicer, or any Lender,
(e) shall not be responsible to the Borrower, the Servicer or any Lender for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of this Agreement or the other Related Documents or any other instrument or document furnished pursuant hereto or thereto, (f) shall incur no liability under or in respect of this Agreement or the other Related Documents by acting upon any notice, consent, certificate or other instrument or writing believed by it to be genuine and signed, sent or communicated by the proper party or parties and (g) shall not be bound to make any investigation into the facts or matters stated in any notice or other communication hereunder and may rely on the accuracy of such facts or matters.

          Section 13.03.    GE Capital and Affiliates.  GE Capital and its
                            -------------------------
Affiliates may generally engage in any kind of business with any Obligor, the Originators, the Borrower, the Servicer, any Lender, any of their respective Affiliates and any Person who may do business with or own securities of such Persons or any of their respective Affiliates, all as if GE Capital were not the Administrative Agent and without the duty to account therefor to any Obligor, any Originator, the Borrower, the Servicer, any Lender or any other Person.

          Section 13.04.    Lender Credit Decision.  Each Lender acknowledges
                            ----------------------
that it has, independently and without reliance upon the Administrative Agent or any other Lender and such other documents and information as it has deemed appropriate, made its own credit and financial analysis of Borrower and its own decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

          Section 13.05.    Indemnification.  Lenders agree to indemnify the
                            ---------------
Administrative Agent (to the extent not reimbursed by Borrower and without limiting the obligations of Borrower hereunder), ratably according to their respective Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Administrative Agent in any way relating to or arising out of this Agreement or any other Related Document or any action taken or omitted by the Administrative Agent in connection therewith; provided, however, that no Lender shall be liable for any portion of such
--------  -------
liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting solely from the Administrative Agent's gross negligence or willful misconduct as finally determined by a court of competent jurisdiction. Without limiting the foregoing, each Lender agrees to reimburse the Administrative Agent promptly upon demand for its ratable share of any out-of-pocket expenses (including counsel fees) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and each other Related Document, to the extent that the Administrative Agent is not reimbursed for such expenses by Borrower.

          Section 13.06.    Successor Administrative Agent.  The Administrative
                            ------------------------------
Agent may resign at any time by giving not less than thirty (30) days' prior written notice thereof to Lenders and Borrower. Upon any such resignation, the Requisite Lenders shall have the right to appoint a successor the Administrative Agent. If no successor Administrative Agent shall have been so appointed by the Requisite Lenders and shall have accepted such appointment within 30 days after the resigning the Administrative Agent's giving notice of resignation, then the resigning the Administrative Agent may, on behalf of Lenders, appoint a successor Administrative Agent, which shall be a Lender, if a Lender is willing to accept such appointment, or otherwise shall be a commercial bank or financial institution or a subsidiary of a commercial bank or financial institution which commercial bank or financial institution is organized under the laws of the United States of America or of any State thereof which has a long-term debt rating from S&P of A - or better and has a combined capital and surplus of at least $300,000,000. If no successor the Administrative Agent has been appointed pursuant to the foregoing, by the 30th day after the date such notice of resignation was given by the resigning Administrative Agent, such resignation shall become effective and the Requisite Lenders shall thereafter perform all the duties of the Administrative Agent hereunder until such time, if any, as the Requisite Lenders appoint a successor the Administrative Agent as provided above. Any successor Administrative Agent appointed by Requisite Lenders hereunder shall be subject to the approval of Borrower, such approval not to be unreasonably withheld or delayed; provided that such approval shall not be
                                  --------
required if an Incipient Termination Event or an Termination Event shall have occurred and be continuing. Upon the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall succeed to and become vested with all the rights, powers, privileges and duties of the resigning Administrative Agent. Upon the earlier of the acceptance of any appointment as the Administrative Agent hereunder by a successor Administrative Agent or the effective date of the resigning Administrative Agent's resignation, the resigning Administrative Agent shall be discharged from its duties and obligations under this Agreement and the other Related Documents, except that any indemnity rights or other rights in favor of such resigning Agent shall continue. After any resigning Agent's resignation hereunder, the provisions of this Section 14 shall inure to its
                                              ----------
benefit as to any actions taken or omitted to be taken by it while it was the Administrative Agent under this Agreement and the other Related Documents. The Administrative Agent may be removed at the written direction of the Requisite Lenders; provided that in so doing, the Lenders shall be deemed to have waived and released any and all claims they may have against the Administrative Agent.

          Section 13.07.    Setoff and Sharing of Payments.  In addition to any
                            ------------------------------
rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence and during the continuance of any Termination Event, each Lender and each holder of any Revolving Note is hereby authorized at any time or from time to time, without notice to Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all balances held by it at any of its offices for the account of Borrower (regardless of whether such balances are then due to Borrower) and any other properties or assets any time held or owing by that Lender or that holder to or for the credit or for the account of Borrower against and on account of any of the Obligations which are not paid when due. Any Lender or holder of any Revolving Note exercising a right to set off or otherwise receiving any payment on account of the Borrower Obligations in excess of its Pro Rata Share thereof shall purchase for cash (and the other Lenders or holders shall sell) such participations in each such other Lender's or holder's Pro Rata Share of the Borrower Obligations as would be necessary to cause such Lender to share the amount so set off or otherwise received with each other Lender or holder in accordance with their respective Pro Rata Shares. Borrower agrees, to the fullest extent permitted by law, that (a) any Lender or holder may exercise its right to set off with respect to amounts in excess of its Pro Rata Share of the Borrower Obligations and may sell participations in such amount so set off to other Lenders and holders and (b) any Lender or holders so purchasing a participation in the Advances made or other Borrower Obligations held by other Lenders or holders may exercise all rights of set-off, bankers' lien, counterclaim or similar rights with respect to such participation as fully as if such Lender or holder were a direct holder of the Advances and the other Borrower Obligations in the amount of such participation. Notwithstanding the foregoing, if all or any portion of the set-off amount or payment otherwise received is thereafter recovered from the Lender that has exercised the right of set-off, the purchase of participations by that Lender shall be rescinded and the purchase price restored without interest.

                                 ARTICLE XIV.

                                 MISCELLANEOUS

          Section 14.01.    Notices.  Except as otherwise provided herein,
                            -------
whenever it is provided herein that any notice, demand, request, consent, approval, declaration or other communication shall or may be given to or served upon any of the parties by any other parties, or whenever any of the parties desires to give or serve upon any other parties any communication with respect to this Agreement, each such notice, demand, request, consent, approval, declaration or other communication shall be in writing and shall be deemed to have been validly served, given or delivered (a) upon the earlier of actual receipt and three Business Days after deposit in the United States Mail, registered or certified mail, return receipt requested, with proper postage prepaid, (b) upon transmission, when sent by facsimile (with such facsimile promptly confirmed by delivery of a copy by personal delivery or United States Mail as otherwise provided in this Section 14.01), (c) one Business Day after
                                   -------------
deposit with a reputable overnight courier with all charges prepaid or (d) when delivered, if hand-delivered by messenger, all of which shall be addressed to the party to be notified and sent to the address or facsimile number set forth under its name on the signature page hereof or to such other address (or facsimile number) as may be substituted by notice given as herein provided. The giving of any notice required hereunder may be waived in writing by the party entitled to receive such notice. Failure or delay in delivering copies of any notice, demand, request, consent, approval, declaration or other communication to any Person (other than any Lender and the Administrative Agent) designated in any written notice provided hereunder to receive copies shall in no way adversely affect the effectiveness of such notice, demand, request, consent, approval, declaration or other communication. Notwithstanding the foregoing, whenever it is provided herein that a notice is to be given to any other party hereto by a specific time, such notice shall only be effective if actually received by such party prior to such time, and if such notice is received after such time or on a day other than a Business Day, such notice shall only be effective on the immediately succeeding Business Day.

          Section 14.02.    Binding Effect; Assignability.
                            -----------------------------

          (a) This Agreement shall be binding upon and inure to the benefit of the Borrower, the Servicer, each Lender and the Administrative Agent and their respective successors and permitted assigns. Neither the Borrower nor the Servicer may assign, transfer, hypothecate or otherwise convey any of their respective rights or obligations hereunder or interests herein without the express prior written consent of each Lender and the Administrative Agent. Any such purported assignment, transfer, hypothecation or other conveyance by the Borrower or the Servicer without the prior express written consent of the Requisite Lenders and the Administrative Agent shall be void.

          (b) Borrower hereby consents to any Lender's assignment of, and/or sale of participations in, at any time or times after the Effective Date, the Related Documents, Advances, and any Commitment or of any portion thereof or interest therein, including any Lender's rights, title, interests, remedies, powers or duties thereunder, whether evidenced by a writing or not. Any assignment by a Lender shall (i) require the consent of the Administrative Agent and the execution of an assignment agreement (an "Assignment Agreement")
                                                  --------------------
substantially in the form attached hereto as Exhibit 14.02(b) and otherwise in
                                             ----------------
form and substance satisfactory to, and acknowledged by, the Administrative Agent; (ii) if a partial assignment, in an amount at least equal to $5,000,000 and, after giving effect to any such partial assignment, the assigning Lender shall have retained Commitments in an amount at least equal to $5,000,000;

and (iv) include a payment to the Administrative Agent by the assignor or assignee Lender of an assignment fee of $3,500. In the case of an assignment by a Lender under this Section 14.02, the assignee shall have, to the extent of
                    -------------
such assignment, the same rights, benefits and obligations as it would if it were a Lender hereunder. The assigning Lender shall be relieved of its obligations hereunder with respect to its Commitments or assigned portion thereof from and after the date of such assignment. Borrower hereby acknowledges and agrees that any assignment will give rise to a direct obligation of Borrower to the assignee and that the assignee shall be considered to be a "Lender". In all instances, each Lender's liability to make Advances hereunder shall be several and not joint and shall be limited to such Lender's Pro Rata Share of the applicable Commitment. In the event any Lender assigns or otherwise transfers all or any part of a Revolving Note, such Lender shall so notify Borrower and Borrower shall, upon the request of such Lender, execute new Revolving Notes in exchange for the Revolving Notes being assigned. Notwithstanding the foregoing provisions of this Section 14.02(b), any Lender
                                                 ----------------
may at any time pledge or assign all or any portion of such Lender's rights under this Agreement and the other Related Documents to a Federal Reserve Bank; provided, however, that no such pledge or assignment shall release such Lender
--------  -------
from such Lender's obligations hereunder or under any other Related Document.

          (c) Any participation by a Lender of all or any part of its Commitments shall be in an amount at least equal to $5,000,000, and with the understanding that all amounts payable by Borrower hereunder shall be determined as if that Lender had not sold such participation, and that the holder of any such participation shall not be entitled to require such Lender to take or omit to take any action hereunder except actions directly affecting (i) any reduction in the principal amount of, or interest rate or Fees payable with respect to, any Advance in which such holder participates, (ii) any extension of any scheduled payment of the principal amount of any Advance in which such holder participates or the final maturity date thereof, and (iii) any release of all or substantially all of the Borrower Collateral (other than in accordance with the terms of this Agreement or the other Related Documents). Solely for purposes of Sections 2.08, 2.09, 2.10, 12.01, Borrower acknowledges and agrees that a
-------------  ----  ----  -----
participation shall give rise to a direct obligation of Borrower to the participant and the participant shall be considered to be a "Lender" for purposes of such sections (except that, unless Borrower otherwise consents, no amounts shall be payable to such participant under Section 2.09 or 2.10 to the
                                                   ------------    ----
extent that such amounts would have been required to have been paid under the circumstances in existence on the effective date of such participation). Except as set forth in the preceding sentence Borrower shall have no obligation or duty to any participant. Neither the Administrative Agent nor any Lender (other than the Lender selling a participation) shall have any duty to any participant and may continue to deal solely with the Lender selling a participation as if no such sale had occurred.

          (d) Except as expressly provided in this Section 14.02, no Lender
                                                   -------------
shall, as between Borrower and that Lender, or between Agent and that Lender, be relieved of any of its obligations hereunder as a result of any sale, assignment, transfer or negotiation of, or granting of participation in, all or any part of the Advances, the Revolving Notes or other Obligations owed to such Lender.

          (e) Borrower shall assist any Lender permitted to sell assignments or participations under this Section 14.02 as reasonably required to enable the
                          -------------
assigning or selling Lender to effect any such assignment or participation, including the execution and delivery of any and all agreements, notes and other documents and instruments as shall be requested and the participation of management in meetings with, potential assignees or participants. Borrower shall, if Agent so requests in connection with an initial syndication of the Advances hereunder, assist in the preparation of informational materials for such syndication.

          (f) A Lender may furnish any information concerning Borrower in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants). Each Lender shall obtain from all prospective and actual assignees or participants confidentiality covenants substantially equivalent to those contained in Section 14.05.
                                                         -------------

          (g) Any Lender with the consent of the Administrative Agent or the Administrative Agent may, at any time, assign any of its rights and obligations hereunder or interests herein to any Person and any such assignee may further assign at any time its rights and obligations hereunder or interests herein (including any rights it may have in and to the Advances and the Borrower Collateral and any rights it may have to exercise remedies hereunder), in each case without the consent of any Originator, the Borrower or the Servicer. The Borrower acknowledges and agrees that, upon any such assignment, the assignee thereof may enforce directly, without joinder of any Lender, all of the obligations of the Borrower hereunder.

          Section 14.03.    Termination; Survival of Borrower Obligations Upon
                            --------------------------------------------------
Commitment Termination Date.
---------------------------

          (a) This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until the Termination Date.

          (b) Except as otherwise expressly provided herein or in any other Related Document, no termination or cancellation (regardless of cause or procedure) of any commitment made by any Affected Party under this Agreement shall in any way affect or impair the obligations, duties and liabilities of the Borrower or the rights of any Affected Party relating to any unpaid portion of the Borrower Obligations, due or not due, liquidated, contingent or unliquidated or any transaction or event occurring prior to such termination, or any transaction or event, the performance of which is required after the Commitment Termination Date. Except as otherwise expressly provided herein or in any other Related Document, all undertakings, agreements, covenants, warranties and representations of or binding upon the Borrower or the Servicer, and all rights of any Affected Party hereunder, all as contained in the Related Documents, shall not terminate or expire, but rather shall survive any such termination or cancellation and shall continue in full force and effect until the Termination Date; provided, that the rights and remedies provided for herein with respect to
      --------
any breach of any representation or warranty made by the Borrower or the Servicer pursuant to Article IV, the indemnification and
                     ----------
payment provisions of Article XII and Sections 14.04, 14.05 and 14.06 shall be
                      -----------     --------------  -----     -----
continuing and shall survive the Termination Date.

          Section 14.04.    Costs, Expenses and Taxes.  (a)  The Borrower shall
                            -------------------------
reimburse each Lender and the Administrative Agent for all reasonable out-of-pocket expenses incurred in connection with the negotiation and preparation of this Agreement and the other Related Documents (including the reasonable fees and expenses of all of its special counsel, advisors, consultants and auditors retained in connection with the transactions contemplated thereby and advice in connection therewith). The Borrower shall reimburse each Lender and the Administrative Agent for all fees, costs and expenses, including the fees, costs and expenses of counsel or other advisors (including environmental and management consultants and appraisers) for advice, assistance, or other representation in connection with:

               (i) the forwarding to the Borrower or any other Person on behalf of the Borrower by any Lender of any proceeds of Advances made by such Lender hereunder;

               (ii) any amendment, modification or waiver of, consent with respect to, or termination of this Agreement or any of the other Related Documents or advice in connection with the administration thereof or their respective rights hereunder or thereunder;

               (iii) any Litigation, contest or dispute (whether instituted by the Borrower, any Lender, the Administrative Agent or any other Person as a party, witness, or otherwise) in any way relating to the Borrower Collateral, any of the Related Documents or any other agreement to be executed or delivered in connection herewith or therewith, including any Litigation, contest, dispute, suit, case, proceeding or action, and any appeal or review thereof, in connection with a case commenced by or against the Borrower or any other Person that may be obligated to any Lender or the Administrative Agent by virtue of the Related Documents, including any such Litigation, contest, dispute, suit, proceeding or action arising in connection with any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

               (iv) any attempt to enforce any remedies of a Lender or the Administrative Agent against the Borrower or any other Person that may be obligated to them by virtue of any of the Related Documents, including any such attempt to enforce any such remedies in the course of any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events;

               (v) any work-out or restructuring of the transactions contemplated hereby during the pendency of one or more Termination Events; and

               (vi) efforts to (A) monitor the Advances or any of the Borrower Obligations, (B) evaluate, observe or assess the Originators, the Borrower or the Servicer or their respective affairs, and (C) verify, protect, evaluate, assess, appraise, collect, sell, liquidate or otherwise dispose of any of the Borrower Collateral;

including all attorneys' and other professional and service providers' fees arising from such services, including those in connection with any appellate proceedings, and all expenses, costs, charges and other fees incurred by such counsel and others in connection with or relating to any of the events or actions described in this Section 14.04, all of which shall be payable, on
                          -------------
demand, by the Borrower to the applicable Lender or the Administrative Agent, as applicable. Without limiting the generality of the foregoing, such expenses, costs, charges and fees may include: fees, costs and expenses of accountants, environmental advisors, appraisers, investment bankers, management and other consultants and paralegals; court costs and expenses; photocopying and duplication expenses; court reporter fees, costs and expenses; long distance telephone charges; air express charges; telegram or facsimile charges; secretarial overtime charges; and expenses for travel, lodging and food paid or incurred in connection with the performance of such legal or other advisory services.

          (b) In addition, the Borrower shall pay on demand any and all stamp, sales, excise and other taxes (excluding income taxes) and fees payable or determined to be payable in connection with the execution, delivery, filing or recording of this Agreement or any other Related Document, and the Borrower agrees to indemnify and save each Indemnified Person harmless from and against any and all liabilities with respect to or resulting from any delay or failure to pay such taxes and fees.

          Section 14.05.    Confidentiality.
                            ---------------

          (a) Except to the extent otherwise required by applicable law, in connection with the Imperial Bankruptcy Proceeding or as required to be filed publicly with the Securities and Exchange Commission, or unless the Administrative Agent shall otherwise consent in writing, the Borrower and the Servicer each agrees to maintain the confidentiality of this Agreement (and all drafts hereof and documents ancillary hereto) in its communications with third parties other than any Affected Party or any Indemnified Person and otherwise and not to disclose, deliver or otherwise make available to any third party (other than its directors, officers, employees, accountants or counsel) the original or any copy of all or any part of this Agreement (or any draft hereof and documents ancillary hereto) except to an Affected Party or an Indemnified Person.

          (b) The Borrower and the Servicer each agrees that it shall not (and shall not permit any of its Subsidiaries to) issue any news release or make any public announcement pertaining to the transactions contemplated by this Agreement and the other Related Documents without the prior written consent of the Requisite Lenders and the Administrative Agent (which consent shall not be unreasonably withheld) unless such news release or public announcement is required by law or related to the Imperial Bankruptcy Proceeding, in which case the Borrower or the Servicer, as applicable, shall consult with the Requisite Lenders and the Administrative Agent prior to the issuance of such news release or public announcement. The Borrower may, however, disclose the general terms of the transactions contemplated by this Agreement and the other Related Documents to trade creditors, suppliers and other similarly-situated Persons so long as such disclosure is not in the form of a news release or public announcement.

          (c) The Administrative Agent and each Lender agrees to maintain the confidentiality of the Information (as defined below), and will not use such confidential Information for any purpose or in any matter except in connection with this Agreement, except that Information may be disclosed (a) to (i) each Affected Party and (ii) its and each Affected Party's and their respective Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential and to not disclose or use such Information in violation of Regulation FD (17 C.F.R. (S) 243.100-243.103)), (b) any regulatory authority (it being understood that it will to the extent reasonably practicable provide the Borrower with an opportunity to request confidential treatment from such regulatory authority),
(c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) to the extent required in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or any other Related Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of (or participant in), or any prospective assignee of (or participant in), any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or any other confidentiality agreement to which it is party with the Borrower or the Parent or any subsidiary thereof or (ii) becomes available to the Administrative Agent, or any Lender on a nonconfidential basis from a source other than the Parent or any subsidiary thereof. For the purposes of this Section, "Information" means all information received from the Borrower and Servicer relating to the Borrower, the Servicer, the Parent or any subsidiary thereof or their businesses, or any Obligor, other than any such information that is available to Administrative Agent, or any Lender on a nonconfidential basis prior to disclosure by Borrower or Servicer; provided that, in the case of information (other than any information related to an Obligor or financial projections) received from Borrower or Servicer after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have compiled with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

          Section 14.06.    Complete Agreement; Modification of Agreement.  This
                            ---------------------------------------------
Agreement and the other Related Documents constitute the complete agreement among the parties hereto with respect to the subject matter hereof and thereof, supersede all prior agreements and understandings relating to the subject matter hereof and thereof, and may not be modified, altered or amended except as set forth in Section 14.07.
         -------------

          Section 14.07.    Amendments and Waivers.
                            ----------------------

          (a) Except for actions expressly permitted to be taken by the Administrative Agent, no amendment, modification, termination or waiver of any provision of this Agreement or any of the Revolving Notes, or any consent to any departure by Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by Borrower, and by the

Requisite Lenders or all affected Lenders, as applicable and, to the extent required under clause (c) below, by the Administrative Agent. Except as set
                      ---
forth in clause (b) below, all such amendments, modifications, terminations or
         ----------
waivers requiring the consent of any Lenders without specifying the required percentage of Lenders shall require the written consent of the Requisite Lenders.

          (b) No amendment, modification, termination or waiver shall, unless in writing and signed by each Lender directly affected thereby, do any of the following: (i) increase the principal amount of any Lender's Commitment; (ii) reduce the principal of, rate of interest on or Fees payable with respect to any Advance of any affected Lender; (iii) extend any scheduled payment date or final maturity date of the principal amount of any Advance of any affected Lender;
(iv) waive, forgive, defer, extend or postpone any payment of interest or Fees as to any affected Lender; (v) change the percentage of the Commitments or of the aggregate unpaid principal amount of the Advances which shall be required for Lenders or any of them to take any action hereunder; (vi) release all or substantially all of the Borrower Collateral or (vii) amend or waive this
Section 14.07 or the definitions of the terms "Requisite Lenders"  insofar as
-------------
such definitions affect the substance of this Section 14.07   Furthermore, no
                                              -------------
amendment, modification, termination or waiver affecting the rights or duties of the Administrative Agent under this Agreement or any other Related Document shall be effective unless in writing and signed by the Administrative Agent, in addition to Lenders required hereinabove to take such action. Each amendment, modification, termination or waiver shall be effective only in the specific instance and for the specific purpose for which it was given. No amendment, modification, termination or waiver shall be required for the Administrative Agent to take additional Borrower Collateral pursuant to any Related Document. No amendment, modification, termination or waiver of any provision of any Revolving Note shall be effective without the written concurrence of the holder of that Revolving Note. No notice to or demand on Borrower in any case shall entitle Borrower to any other or further notice or demand in similar or other circumstances. Any amendment, modification, termination, waiver or consent effected in accordance with this Section 14.07 shall be binding upon each holder
                                 -------------
of the Revolving Notes at the time outstanding and each future holder of the Revolving Notes.

          (c) If, in connection with any proposed amendment, modification, waiver or termination (a "Proposed Change"):
                          ---------------

               (i) requiring the consent of all affected Lenders, the consent of Requisite Lenders is obtained, but the consent of other Lenders whose consent is required is not obtained (any such Lender whose consent is not obtained as described this clause (i) and in clause (ii) below being
                                ----------        -----------
     referred to as a "Non-Consenting Lender"), or
                       ---------------------

               (ii) requiring the consent of Requisite Lenders, the consent of Lenders holding 51% or more of the aggregate Commitments is obtained, but the consent of Requisite Lenders is not obtained, then, so long as the Administrative Agent is not a Non-Consenting Lender, at the Borrower's request the Administrative Agent, or a Person acceptable to the Administrative Agent, shall have the right with the Administrative Agent's consent and in the Administrative Agent's sole discretion (but shall have no obligation) to purchase from such Non-Consenting Lenders, and such Non-Consenting Lenders agree that they shall, upon the Administrative Agent's request, sell and assign to the Administrative Agent or such Person, all of the Commitments of such Non-Consenting Lender for an amount equal to the principal balance of all Advances held by the Non-Consenting Lender and all accrued interest and Fees with respect thereto through the date of sale, such purchase and sale to be consummated pursuant to an executed Assignment Agreement.

          (d) Upon indefeasible payment in full in cash and performance of all of the Borrower Obligations (other than indemnification Borrower Obligations under Section 12.01), termination of the Commitments and a release of all claims
      -------------
against the Administrative Agent and Lenders, and so long as no suits, actions proceedings, or claims are pending or threatened against any Indemnified Person asserting any damages, losses or liabilities that are Indemnified Liabilities, the Administrative Agent shall deliver to Borrower termination statements, mortgage releases and other documents necessary or appropriate to evidence the termination of the Liens securing payment of the Borrower Obligations.

          Section 14.08.    No Waiver; Remedies.  The failure by any Lender or
                            -------------------
the Administrative Agent, at any time or times, to require strict performance by the Borrower or the Servicer of any provision of this Agreement or any Receivables Assignment shall not waive, affect or diminish any right of any Lender or the Administrative Agent thereafter to demand strict compliance and performance herewith or therewith. Any suspension or waiver of any breach or default hereunder shall not suspend, waive or affect any other breach or default whether the same is prior or subsequent thereto and whether the same or of a different type. None of the undertakings, agreements, warranties, covenants and representations of the Borrower or the Servicer contained in this Agreement or any Receivables Assignment, and no breach or default by the Borrower or the Servicer hereunder or thereunder, shall be deemed to have been suspended or waived by any Lender or the Administrative Agent unless such waiver or suspension is by an instrument in writing signed by an officer of or other duly authorized signatory of the Lenders and the Administrative Agent and directed to the Borrower or the Servicer, as applicable, specifying such suspension or waiver. The rights and remedies of the Lenders and the Administrative Agent under this Agreement shall be cumulative and nonexclusive of any other rights and remedies that the Lenders and the Administrative Agent may have under any other agreement, including the other Related Documents, by operation of law or otherwise. Recourse to the Borrower Collateral shall not be required.

          Section 14.09.    GOVERNING LAW; CONSENT TO JURISDICTION; WAIVER OF
                            -------------------------------------------------
JURY TRIAL.
----------

          (a) THIS AGREEMENT AND EACH OTHER RELATED DOCUMENT (EXCEPT TO THE EXTENT THAT ANY RELATED DOCUMENT EXPRESSLY PROVIDES TO THE CONTRARY) AND THE OBLIGATIONS ARISING HEREUNDER AND THEREUNDER SHALL IN ALL RESPECTS, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, BE GOVERNED BY, AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (INCLUDING SECTION 5-1401 OF THE GENERAL OBLIGATIONS LAWS BUT OTHERWISE WITHOUT REGARD TO CONFLICTS OF

LAW PRINCIPLES) EXCEPT TO THE EXTENT THAT THE PERFECTION, EFFECT OF PERFECTION OR PRIORITY OF THE INTERESTS OF THE ADMINISTRATIVE AGENT IN THE RECEIVABLES OR REMEDIES HEREUNDER OR THEREUNDER, IN RESPECT THEREOF, ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF NEW YORK, AND ANY APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

          (b) EACH PARTY HERETO HEREBY CONSENTS AND AGREES THAT THE STATE OR FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN NEW YORK CITY SHALL HAVE EXCLUSIVE JURISDICTION TO HEAR AND DETERMINE ANY CLAIMS OR DISPUTES BETWEEN THEM PERTAINING TO THIS AGREEMENT OR TO ANY MATTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT; PROVIDED, THAT EACH PARTY HERETO
                                         --------
ACKNOWLEDGES THAT ANY APPEALS FROM THOSE COURTS MAY HAVE TO BE HEARD BY A COURT LOCATED OUTSIDE OF THE BOROUGH OF MANHATTAN IN NEW YORK CITY; PROVIDED FURTHER,
                                                              -------- -------
THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE ANY LENDER OR THE ADMINISTRATIVE AGENT FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION TO REALIZE ON THE BORROWER COLLATERAL OR ANY OTHER SECURITY FOR THE BORROWER OBLIGATIONS, OR TO ENFORCE A JUDGMENT OR OTHER COURT ORDER IN FAVOR OF THE LENDERS, OR THE ADMINISTRATIVE AGENT. EACH PARTY HERETO SUBMITS AND CONSENTS IN ADVANCE TO SUCH JURISDICTION IN ANY ACTION OR SUIT COMMENCED IN ANY SUCH COURT, AND EACH PARTY HERETO HEREBY WAIVES ANY OBJECTION THAT SUCH PARTY MAY HAVE BASED UPON LACK OF PERSONAL JURISDICTION, IMPROPER VENUE OR FORUM NON CONVENIENS AND HEREBY CONSENTS TO THE GRANTING OF SUCH LEGAL
         ----- --- ----------
OR EQUITABLE RELIEF AS IS DEEMED APPROPRIATE BY SUCH COURT. EACH PARTY HERETO HEREBY WAIVES PERSONAL SERVICE OF THE SUMMONS, COMPLAINT AND OTHER PROCESS ISSUED IN ANY SUCH ACTION OR SUIT AND AGREES THAT SERVICE OF SUCH SUMMONS, COMPLAINT AND OTHER PROCESS MAY BE MADE BY REGISTERED OR CERTIFIED MAIL ADDRESSED TO SUCH PARTY AT THE ADDRESS SET FORTH BENEATH ITS NAME ON THE SIGNATURE PAGES HEREOF AND THAT SERVICE SO MADE SHALL BE DEEMED COMPLETED UPON THE EARLIER OF SUCH PARTY'S ACTUAL RECEIPT THEREOF OR THREE DAYS AFTER DEPOSIT IN THE UNITED STATES MAIL, PROPER POSTAGE PREPAID. NOTHING IN THIS SECTION SHALL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE LEGAL PROCESS IN ANY OTHER MANNER PERMITTED BY LAW.

          (c) BECAUSE DISPUTES ARISING IN CONNECTION WITH COMPLEX FINANCIAL TRANSACTIONS ARE MOST QUICKLY AND ECONOMICALLY RESOLVED BY AN EXPERIENCED AND EXPERT PERSON AND THE PARTIES WISH APPLICABLE STATE AND FEDERAL LAWS TO APPLY (RATHER THAN ARBITRATION RULES), THE PARTIES DESIRE THAT THEIR

DISPUTES BE RESOLVED BY A JUDGE APPLYING SUCH APPLICABLE LAWS. THEREFORE, TO ACHIEVE THE BEST COMBINATION OF THE BENEFITS OF THE JUDICIAL SYSTEM AND OF ARBITRATION, THE PARTIES HERETO WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, SUIT, OR PROCEEDING BROUGHT TO RESOLVE ANY DISPUTE, WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE, ARISING OUT OF, CONNECTED WITH, RELATED TO, OR INCIDENTAL TO THE RELATIONSHIP ESTABLISHED AMONG THEM IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER RELATED DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

          Section 14.10.    Counterparts.  This Agreement may be executed in any
                            ------------
number of separate counterparts, each of which shall collectively and separately constitute one agreement.

          Section 14.11.    Severability.  Wherever possible, each provision of
                            ------------
this Agreement shall be interpreted in such a manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity without invalidating the remainder of such provision or the remaining provisions of this Agreement.

          Section 14.12.    Section Titles.  The section, titles and table of
                            --------------
contents contained in this Agreement are and shall be without substantive meaning or content of any kind whatsoever and are not a part of the agreement between the parties hereto.

          Section 14.13.    Limited Recourse.  The obligations of each Lender
                            ----------------
under this Agreement and all Related Documents are solely the corporate obligations of such Lender. No recourse shall be had for the payment of any amount owing in respect of Advances or for the payment of any fee hereunder or any other obligation or claim arising out of or based upon this Agreement or any other Related Document against any Stockholder, employee, officer, director, agent or incorporator of such Lender. Any accrued obligations owing by any Lender under this Agreement shall be payable by such Lender solely to the extent that funds are available therefor from time to time in accordance with the provisions of Article VI of this Agreement.
              ----------

          Section 14.14.    Further Assurances.
                            ------------------

          (a) Each of the Borrower and the Servicer shall, at its sole cost and expense, upon request of the Lenders or the Administrative Agent, promptly and duly execute and deliver any and all further instruments and documents and take such further action that may be necessary or desirable or that the Lenders or the Administrative Agent may request to (i) perfect, protect, preserve, continue and maintain fully the Liens granted to the Administrative Agent for the benefit of itself and the Lenders under this Agreement, (ii) enable the Lenders or the Administrative Agent to exercise and enforce its rights under this Agreement or any of the other Related Documents or (iii) otherwise carry out more effectively the provisions and purposes of this Agreement or any other Related Document. Without limiting the generality of the foregoing, the Borrower shall, upon request of the Lenders or the Administrative Agent, (A) execute and file such financing or continuation statements, or amendments thereto or

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

assignments thereof, and such other instruments or notices that may be necessary or desirable or that the Lenders or the Administrative Agent may request to perfect, protect and preserve the Liens granted pursuant to this Agreement, free and clear of all Adverse Claims, (B) mark, or cause the Servicer to mark, each Contract (other than invoices) evidencing each Transferred Receivable with a legend, acceptable to each Lender and the Administrative Agent evidencing that the Borrower has purchased such Transferred Receivables and that the Administrative Agent, for the benefit of the Lenders, has a security interest in and lien thereon, (C) mark, or cause the Servicer to mark, its master data processing records evidencing such Transferred Receivables with such a legend and (D) notify or cause the Servicer to notify Obligors of the Liens on the Transferred Receivables granted hereunder.

          (b) Without limiting the generality of the foregoing, the Borrower hereby authorizes the Lenders and the Administrative Agent, and each of the Lenders hereby authorizes the Administrative Agent, to file one or more financing or continuation statements, or amendments thereto or assignments thereof, relating to all or any part of the Transferred Receivables, including Collections with respect thereto, or the Borrower Collateral without the signature of the Borrower or, as applicable, the Lenders, as applicable, to the extent permitted by applicable law. A carbon, photographic or other reproduction of this Agreement or of any notice or financing statement covering the Transferred Receivables, the Borrower Collateral or any part thereof shall be sufficient as a notice or financing statement where permitted by law.

          IN WITNESS WHEREOF, the parties have caused this Receivables Funding Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.

                         IMPERIAL SUGAR SECURITIZATION, LLC, as the Borrower


                         By    /s/ W. F. Schwer
                              ------------------------------------------
                         Name      W. F. Schwer
                              ------------------------------------------
                         Title  PRESIDENT
                              ------------------------------------------

                         Address:
                         -------

                         35 South Main
                         Sugar Land, TX 77478
                         Attention: Karen Mercer
                         Telephone: (281) 491-3703
                         Facsimile: (281) 490-9895


                         IMPERIAL DISTRIBUTING, INC., as the Servicer


                         By    /s/ W. F. Schwer
                              ------------------------------------------
                         Name      W. F. Schwer
                              ------------------------------------------
                         Title   PRESIDENT
                              ------------------------------------------

                         Address:
                         -------

                         c/o Imperial Sugar Company
                         8016 Highway 90A
                         Sugar Land, Texas 77478
                         Attention: William F. Schwer
                         Telephone: (281) 490-9795
                         Facsimile: (281) 490-9881

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as a Lender


                         By /s/ Craig Winslow
                            -------------------------------------
                         Name   Craig Winslow
                              -----------------------------------
                              Duly Authorized Signatory

                              Address:
                              -------
                              201 High Ridge Road
                              Stamford, Connecticut 06927
                              Attention: Senior Vice President -
                              Portfolio/Underwriting
                              Telephone: (203) 357-4065
                              Facsimile: (203) 316-7821

                         GENERAL ELECTRIC CAPITAL CORPORATION,
                         as Administrative Agent



                         By /s/ Craig Winslow
                           -------------------------------------------
                         Name   Craig Winslow
                             -----------------------------------------
                              Duly Authorized Signatory

                              Address:
                              -------
                              201 High Ridge Road
                              Stamford, Connecticut 06927
                              Attention: Senior Vice President -
                              Portfolio/Underwriting
                              Telephone: (203) 357-4065
                              Facsimile: (203) 316-7821